                                                                 Exhibit 4(A)(7)

                   SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENT
                                       RE:
                          CREDIT ACCEPTANCE CORPORATION
       FIRST AMENDED AND RESTATED 9.12% SENIOR NOTES DUE NOVEMBER 1, 2001


                                                    Dated as of December 1, 1999

To the Noteholders listed on Annex I hereto

Ladies and Gentlemen:

         Credit Acceptance Corporation, a Michigan corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

SECTION 1. INTRODUCTORY MATTERS.

         1.1 DESCRIPTION OF OUTSTANDING NOTES. The Company currently has outstanding $22,108,810.81 in aggregate unpaid principal amount of its First Amended and Restated 9.12% Senior Notes due November 1, 2001 (collectively, the "Notes") which it issued pursuant to the separate Note Purchase Agreements, each dated as of October 1, 1994 (collectively, as amended by the First Amendment to Note Purchase Agreement dated as of November 15, 1995, the Second Amendment to Note Purchase Agreement dated as of August 29, 1996, the Third Amendment to Note Purchase Agreement, dated as of December 12, 1997, the Fourth Amendment to Note Purchase Agreement, dated as of July 1, 1998, and the Fifth Amendment to Note Purchase Agreement, dated as of April 13, 1999, the "Agreement"), entered into by the Company with each of the original holders of the Notes listed on Annex 1 thereto, respectively. Terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as amended hereby.

         1.2 PURPOSE OF AMENDMENT. The Company and you desire to amend the Agreement as set forth in Section 2 hereof.

SECTION 2. AMENDMENT TO THE AGREEMENT.

         Pursuant to Section 10.5 of the Agreement, the Company hereby agrees with you that the Agreement shall be amended by this Sixth Amendment to Note Purchase Agreement (this "Sixth Amendment") in the following respects:

         2.1 SECTION 1.1. Section 1.1 is hereby amended and restated in its entirety as set forth below.

                  "1.1 AUTHORIZATION OF NOTES.

                           (a) On November 8, 1994, the Company issued Sixty
                  Million Dollars ($60,000,000) in aggregate principal amount of its 8.87% Senior Notes due November 1, 2001 (the "Original Notes," such term to include each Original Note delivered from time to time prior to the effectiveness of the Fourth Amendment in accordance with any of the Note Purchase Agreements), each:

                               (i) bearing interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of such Original Note at the rate of eight and eighty-seven one-hundredths percent (8.87%) per annum, payable semi-annually on the first (1st) day of November and the first (1st) day of May in each year commencing on the later of May 1, 1995 or the payment date next succeeding the date of such Original Note;

                               (ii) bearing interest, payable on demand, on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of

                                     (A) the highest rate allowed by applicable
                               law, or

                                     (B) ten and eighty-seven one-hundredths
                               percent (10.87%) per annum;

                               (iii) maturing on November 1, 2001; and

                               (iv) in the form of the Original Note set out in Exhibit A, as in effect on the Closing Date.

                           (b) Pursuant to the Fourth Amendment, the Company and
                  the holders of the Original Notes have agreed to amend and restate in full the Original Notes substantially in the form attached to the Fourth Amendment as Attachment 1 thereto (the "First Amended and Restated Notes," such term to include each Original Note, as amended and restated pursuant to the Fourth Amendment, and each First Amended and Restated Note delivered from time to time on or after the effectiveness of the Fourth Amendment in accordance with any of the Note Purchase Agreements). Each First Amended and Restated Note will:

                               (i) be designated a "First Amended and Restated 9.12% Senior Note Due November 1, 2001";

                               (ii) bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of such Note at the rate of eight and eighty-seven one-hundredths percent (8.87%) per annum through (but not including) July 1, 1998, and at the rate of nine and twelve one-hundredths percent (9.12%) per annum from and after July 1, 1998 through, but not including, December 1, 1999, payable semi-annually on the first (1st) day of November and the first (1st) day of May in each year commencing on the payment date next succeeding the date of such First Amended and Restated Note;

                                    (iii) bear interest, payable on demand, on
                           any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of

                                          (A) the highest rate allowed by
                                    applicable law, or

                                          (B) (I) ten and eighty-seven
                                    one-hundredths percent (10.87%) per annum if such time is prior to July 1, 1998, or (II) eleven and twelve one-hundredths percent (11.12%) per annum if such time is on or after July 1, 1998 and prior to December 1, 1999;

                                    (iv)  mature on November 1, 2001; and

                                    (v)   be in the form of the First Amended
                           and Restated Note set out in Exhibit A (as in effect upon the effectiveness of the Fourth Amendment).

                           (c) Pursuant to the Sixth Amendment, the Company and
                  the holders of the Notes have agreed to amend and restate in full the First Amended and Restated Notes which remain outstanding at and after December 1, 1999 substantially in the form attached to the Sixth Amendment as Attachment 4 thereto (the "Second Amended and Restated Notes," such term to include each Original Note, as amended and restated pursuant to the Fourth Amendment, each First Amended and Restated Note delivered from time to time on or after the effectiveness of the Fourth Amendment in accordance with any of the Note Purchase Agreements, and each Second Amended and Restated Note delivered from time to time on or after December 1, 1999 in accordance with any of the Note Purchase Agreements). Each Second Amended and Restated Note will:

                                    (i)   (A) from and including December 1,
                           1999 through, but not including, January 15, 2000 be designated a "Second Amended and Restated 9.87% Senior Note Due November 1, 2001" and (B) from and after January 15, 2000 be designated a "Second Amended and Restated 10.37% Senior Note Due November 1, 2001";

                                    (ii)  bear interest (computed on the basis
                           of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of such Note at the rate of nine and eighty-seven one-hundredths percent (9.87%) per annum from and including December 1, 1999 through, but not including, January 15, 2000, and at the rate of ten and thirty-seven one-hundredths percent (10.37%) per annum from and after January 15, 2000 to and including the date of maturity thereof, payable semi-annually on the first (1st) day of November and the first (1st) day of May in each year commencing on the payment date next succeeding the date of such Second Amended and Restated Note;

                                    (iii) bear interest, payable on demand, on
                           any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of

                                          (A)  the highest rate allowed by
                                    applicable law, or

                                          (B)  (I) eleven and eighty-seven
                                    one-hundredths percent (11.87%) per annum if such time is from and including December 1, 1999 through, but not including, January 15, 2000, or (II) twelve and thirty-seven one-hundredths percent (12.37%) per annum if such time is on or after January 15, 2000;

                                    (iv)  mature on November 1, 2001; and

                                    (v)   be in the form of the Second Amended
                           and Restated Note set out in Exhibit A (as in effect upon the effectiveness of the Sixth Amendment).

                           (d) The Original Notes, the First Amended and
                  Restated Notes and the Second Amended and Restated Notes are referred to herein, collectively, as the "Notes". The term "Notes" as used herein shall include each Note delivered pursuant to the Note Purchase Agreements and each Note delivered in substitution or exchange for any such Note pursuant to Section 5.2 or Section 5.3, and shall be deemed
                  (i) when reference is made to a date prior to the effective date of the Fourth Amendment, to be a reference to the Original Notes, (ii) when reference is made to a date on or after the effective date of the Fourth Amendment, to be a reference to the First Amended and Restated Notes, and (iii) when reference is made to a date on or after December 1, 1999, to be a reference to the Second Amended and Restated Notes."

         2.2 ARTICLE 6. Article 6 is hereby amended and restated in its entirety as set forth below.

"6.      COVENANTS

         The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

         6.1      DEBT AND ADVANCES.

                  (A) TOTAL DEBT. The Company will not at any time permit Consolidated Total Debt to exceed any of the following:

                      (i) (A) two hundred seventy-five percent (275%) of
                  Consolidated Tangible Net Worth prior to the effective date of the Fourth Amendment, and (B) two hundred percent (200%) of Consolidated Tangible Net Worth from the effective date of the Fourth Amendment until such time (but in no event prior to December 31, 1998) as the Company has maintained a ratio of
                  (A) Consolidated Income Available for Fixed Charges for the four consecutive fiscal quarters of the Company most recently ended at such time to (B) Consolidated Fixed Charges for such period of not less than 2.25 to 1.0 for two consecutive fiscal quarters, then two hundred seventy-five percent (275%) of Consolidated Tangible Net Worth, provided however, that for the purposes of this test, Consolidated Total Debt shall be calculated by including all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP;

                      (ii) Seventy-Five Percent (75%) of the sum of (A) Advances and (B) Leased Vehicles; and

                      (iii) Sixty Percent (60%) of the sum of (A) Gross Current
                  Installment Contract Receivables and (B) Gross Current Leased Vehicles.

                  (B) SENIOR FUNDED DEBT. The Company will not at any time permit Consolidated Senior Funded Debt to exceed either

                      (i) two hundred percent (200%) of Consolidated Tangible Net Worth at such time, or

                      (ii) (A) the sum of (I) Net Installment Contract
                  Receivables less Net Dealer Holdbacks and (II) Leased Vehicles less Net Leased Vehicle Dealer Holdbacks, in each case at such time, divided by


                           (B) 1.10.

                  (C) SUBORDINATED FUNDED DEBT. The Company will not at any time permit Consolidated Subordinated Funded Debt to exceed one hundred fifty percent (150%) of Consolidated Tangible Net Worth at such time.

                  (D) RESTRICTED SUBSIDIARY DEBT. The Company will not at any time permit the sum of (i) Total Restricted Subsidiary Debt at such time plus, without duplication, (ii) the aggregate amount of all Debt and other obligations outstanding at such time secured by Liens permitted by clause (v), clause (vi) and clause (vii) of Section 6.6(a) to exceed (A) on or before July 31, 1997, fifteen percent (15%) of Consolidated Tangible Net Worth or (B) on or after August 1, 1997, twenty percent (20%) of Consolidated Tangible Net Worth.

                  (E) COMMERCIAL PAPER. The Company will not, and will not permit any Restricted Subsidiary to, issue commercial paper unless the obligations of the Company or such Restricted Subsidiary with respect to such commercial paper are backed by a Letter of Credit Facility.

                  (F) GROSS ADVANCES. The Company will not at any time permit Gross Advances to exceed seventy percent (70%) of Net Installment Contract Receivables; provided, however, that at any time at which the Credit Agreement (as from time to time amended, restated, refinanced, replaced or supplemented) does not permit the amount of Gross Advances to exceed 65% of Net Installment Contract Receivables, the Company shall not permit Gross Advances to exceed sixty-five percent (65%) of Net Installment Contract Receivables.

         6.2      FIXED CHARGE COVERAGE.

         The Company will not at any time permit the ratio of

                      (a) Consolidated Income Available for Fixed Charges for
                  the period of four (4) consecutive fiscal quarters of the Company most recently ended at such time to

                      (b) Consolidated Fixed Charges for such period

                  to be less than (i) 2.5 to 1.0 for any period of four fiscal quarters ended on or prior to September 30, 1997, (ii) 1.9 to
                  1.0 for the four fiscal quarters ended December 31, 1997,
                  (iii) 1.7 to 1.0 for the four fiscal quarters ended March 31, 1998, (iv) 1.6 to 1.0 for the four fiscal quarters ended June 30, 1998, (v) 2.0 to 1.0 for the four fiscal quarters ended September 30, 1998 and (vi) 2.25 to 1.0 for any four fiscal quarters ended on or after December 31, 1998.

         6.3      CONSOLIDATED TANGIBLE NET WORTH.

         The Company will not at any time permit Consolidated Tangible Net Worth, determined at such time, to be less than the result of

                  (a) Two Hundred Eighteen Million Seven Hundred Twenty Five Thousand Dollars ($218,725,000), plus

                  (b) the sum of (i) seventy-five percent (75%) of Consolidated Net Income for each fiscal year ended during the period beginning on January 1, 1999 and ending on such date (unless Consolidated Net Income shall be a loss in any such fiscal year, in which event the amount determined pursuant to this clause (b)(i) for such fiscal year shall be zero) and (ii) 100% of the proceeds of each Equity Offering conducted on and after July 1, 1998 by the Company or any of its Restricted Subsidiaries, net of related costs of issuance payable to third parties, on a cumulative basis.

         6.4      SALE AND LEASEBACK TRANSACTIONS.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into, at any time, any Sale and Leaseback Transaction unless,

                  (a)      after giving effect thereto,

                           (i) the sale of Property in connection with such Sale and Leaseback Transaction is permitted pursuant to
                  Section 6.8 and

                           (ii) the Debt to be secured by a Lien on the Property to be leased in connection with such Sale and Leaseback Transaction is permitted pursuant to the provisions of Section 6.1 and Section 6.6, and

                  (b)      the lease of such Property constitutes a Capital
                  Lease.

         6.5      RESTRICTED INVESTMENTS.

         The Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Investment.

         6.6      LIENS.

                  (A) NEGATIVE PLEDGE. The Company will not, and will not permit any Restricted Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to any Lien except:

                           (i)      (A) Liens securing Property taxes,
                  assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 6.12,
                  (B) any Lien encumbering Securitization Property which is the subject of a Transfer pursuant to a Permitted Securitization, and (C) any Lien granted in favor of the "Collateral Agent" (as defined in the Intercreditor Agreement) for the benefit of the Banks, the holders of Notes and "Future Debt Holders" (as defined in the Intercreditor Agreement) and subject to the Intercreditor Agreement;

                           (ii)     Liens

                                    (A) arising from judicial attachments and
                           judgments,

                                    (B) securing appeal bonds or supersedeas
                           bonds, and

                                    (C) arising in connection with court
                           proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

                  provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being contested in good faith and by appropriate proceedings, (3) adequate book reserves in accordance with GAAP shall have been established and maintained and shall exist with respect thereto, (4) such Liens do not in the aggregate detract from the value of such Property and (5) the title of the Company or the Restricted Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby;

                           (iii) Liens incurred or deposits made in the ordinary course of business

                                    (A) in connection with workers'
                           compensation, unemployment insurance, social security and other like laws, and

                                    (B) to secure the performance of letters of
                           credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 6.6(a)(ii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                           (iv) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that (1) such exceptions and encumbrances do not in the aggregate materially detract from the value of such Property and (2) title of the Company or the Restricted Subsidiary, as the case may be, to, and the right to use, such Property, is not materially adversely affected thereby;

                           (v) Liens in existence on the Closing Date securing Debt, provided that such Liens are described in Part 6.6(a)(v) of Annex 3;

                           (vi) Purchase Money Liens, if, after giving effect thereto and to any concurrent transactions:

                                 (A) each such Purchase Money Lien secures
                           Debt in an amount not exceeding the cost of acquisition or construction of the particular Property to which such Debt relates; and

                                 (B) immediately after giving effect thereto,
                           no Default or Event of Default would exist; and

                           (vii) Liens on Property not otherwise permitted under
                  clause (i) through clause (vi) of this Section 6.6(a) if the obligations secured by such Liens, when added to (A) the obligations secured by Liens pursuant to clause (v) and clause
                  (vi) of this Section 6.6(a) plus, without duplication, (B) Total Restricted Subsidiary Debt at such time, do not exceed
                  (1) on or before July 31, 1997, fifteen percent (15%) of Consolidated Tangible Net Worth or (2) on or after August 1, 1997, twenty percent (20%) of Consolidated Tangible Net Worth.

                  (B) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of this Section 6.6, the Company will immediately make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion, satisfactory in form and substance to the Required Holders, of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of Notes may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes (provided that, notwithstanding the foregoing, each holder of Notes shall have the right to elect at any time, by delivery of written notice of such election to the Company, to cause the Notes held by such holder not to be secured by such Lien or such equitable Lien). A violation of this Section 6.6 will constitute an Event of Default, whether or not any such provision is made pursuant to this Section 6.6(b).

                  (C) FINANCING STATEMENTS. The Company will not, and will not permit any Restricted Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Restricted Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Restricted Subsidiary is permitted to create, assume or incur, or permit to exist, under the foregoing provisions of this
         Section 6.6 or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Restricted Subsidiary.

         6.7      MERGER AND CONSOLIDATION; COVENANT TO MERGE CAC INTERNATIONAL.

                  (A) MERGER AND CONSOLIDATION. The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or into, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property to, any other Person or permit any other Person to merge or consolidate with or into it (the Company, the Restricted Subsidiary or such other Person that is the surviving corporation or transferee being herein referred to as the "Surviving Corporation"), provided that the foregoing restrictions shall not apply to:

                           (i) the merger or consolidation of the Company with or into, or the sale of all or substantially all of the Property of the Company to, another corporation, if:

                                 (A) the Surviving Corporation is solvent and is
                           organized under the laws of the United States of America or any state thereof;

                                 (B) the due and punctual payment of the
                           principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly assumed or acknowledged by the Surviving Corporation in a manner satisfactory to the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion of independent counsel, in form, scope and substance satisfactory to the Required Holders, to the effect that such assumption or acknowledgment is enforceable in accordance with its terms; and

                                 (C) immediately prior to, and immediately
                           after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist;

                           (ii) the merger or consolidation of a Restricted Subsidiary with or into, or the sale of all or substantially all of the Property of such Restricted Subsidiary to, the

                  Company, another Restricted Subsidiary or any other Person that concurrently with such merger, consolidation or sale becomes a Restricted Subsidiary, if:

                                 (A) the Surviving Corporation is organized
                           under the laws of the United States of America or any state thereof; and

                                 (B) immediately prior to, and immediately
                           after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist;

                           (iii) the Transfer of Securitization Property to any
                  Special Purpose Subsidiary in connection with a Permitted Securitization; and

                           (iv) a merger, consolidation or Transfer of a Restricted Subsidiary or Restricted Subsidiaries pursuant to the Montana Disposition or the Arlington Disposition.

                  (B) COVENANT TO MERGE CAC INTERNATIONAL. The Company covenants and agrees that it shall merge CAC International with and into the Company (with the Company being the survivor) on or before May 15, 1997, in accordance with Section 6.7(a).

         6.8      TRANSFERS OF PROPERTY; SUBSIDIARY STOCK.

                  (A)      TRANSFERS OF PROPERTY. Except as permitted under
         Section 6.7(a), the Company will not, and will not permit any Restricted Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Property (including, without limitation, Restricted Subsidiary Stock) (collectively, "Transfers"), except:

                           (i) Transfers from a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

                           (ii) any other Transfer at any time of any Property to a Person, other than an Affiliate, for an Acceptable Consideration, if each of the following conditions would be satisfied with respect to such Transfer:

                                 (A)     the result of

                                         (1)  the sum of

                                              (aa)  the current book value of
                                         such Property, plus

                                              (bb) the aggregate book value of
                                         all other Property of the Company and
                                         the Restricted Subsidiaries, determined
                                         on a consolidated basis, Transferred
                                         (other than in Transfers referred to in
                                         clauses (i), (iii), (iv), (v) and (vi)
                                         of this Section 6.8(a) (the "Excluded
                                         Transfers"), but including Transfers
                                         pursuant to Section 6.8(b) other than
                                         in connection with the Montana
                                         Disposition or the Arlington
                                         Disposition) during the twelve (12)
                                         month period ended immediately prior to
                                         the date of such Transfer, minus

                                         (2) the aggregate cost of all Capital
                                    Assets acquired by the Company and the
                                    Restricted Subsidiaries, determined on a consolidated basis, during such twelve (12) month period,

                           would not exceed ten percent (10%) of Consolidated Net Tangible Assets determined as at the end of the most recently ended fiscal year of the Company prior to giving effect to such Transfer, and

                                    (B) immediately before and after the
                           consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist;

                           (iii) Transfers of Securitization Property to a Restricted Subsidiary or a Special Purpose Subsidiary pursuant to a Permitted Securitization if, immediately before and after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist;

                           (iv) Transfers of the capital stock of a Special Purpose Subsidiary to the Company or a Restricted Subsidiary if, immediately before and after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist;

                           (v) any Transfer made pursuant to the Montana Disposition (including without limitation the transfer by the Company of its intellectual property rights to the name Tele-Track, Inc.) or the Arlington Disposition if, immediately before and after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist; and

                           (vi) any Transfer of Installment Contracts or Leases made to a Dealer due to the termination of a Dealer Agreement, for which Transfer the Company or any of its Restricted Subsidiaries receives an Acceptable Consideration.

                  (B) TRANSFERS OF SUBSIDIARY STOCK. The Company will not, and will not permit any Restricted Subsidiary to, Transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of a

         Restricted Subsidiary (such stock, warrants, rights, options and other Securities herein called "Restricted Subsidiary Stock"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:

                           (i) the issuance by a Restricted Subsidiary of shares of its own Restricted Subsidiary Stock to the Company or a Wholly-Owned Restricted Subsidiary;

                           (ii) Transfers by the Company or a Restricted Subsidiary of shares of Restricted Subsidiary Stock to the Company or a Wholly-Owned Restricted Subsidiary;

                           (iii) the issuance by a Restricted Subsidiary of
                  directors' qualifying shares; and

                           (iv)  the Transfer of all of the Restricted
                  Subsidiary Stock of a Restricted Subsidiary owned by the Company and the other Restricted Subsidiaries pursuant to the Montana Disposition or the Arlington Disposition or if:

                                 (A) such Transfer satisfies the requirements of
                           Section 6.8(a)(ii);

                                 (B) in connection with such Transfer the entire
                           Investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Restricted Subsidiary is Transferred to a Person other than the Company or a Restricted Subsidiary not simultaneously being disposed of;

                                 (C) the Restricted Subsidiary being disposed of
                           has no continuing Investment in any other Restricted Subsidiary not simultaneously being disposed of or in the Company; and

                                 (D) immediately before and after the
                           consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist.

         For purposes of determining the book value of Property constituting Restricted Subsidiary Stock being Transferred as provided in clause
         (iv) above, such book value shall be deemed to be the aggregate book value of all assets of the Restricted Subsidiary that shall have issued such Restricted Subsidiary Stock. Any Transfer of Restricted Subsidiary Stock pursuant to clause (iv) above shall be deemed to be a Transfer of the accounts receivable of such Restricted Subsidiary which must satisfy the requirements of Section 6.8(c).

                  (C) ACCOUNTS RECEIVABLE. Notwithstanding the provisions of
         Section 6.8(a), except in connection with a Permitted Securitization or in connection with the Montana Disposition or the Arlington Disposition, neither the Company nor any Restricted Subsidiary will Transfer any accounts receivable if the sum of

                      (i) the face value of the accounts receivable proposed to be Transferred, plus

                      (ii) the face value of accounts receivable Transferred by the Company and all Restricted Subsidiaries during the then current fiscal year of the Company,

         would exceed five percent (5%) of the face value of the accounts receivable of the Company and the Restricted Subsidiaries determined on a consolidated basis as at the end of the most recently ended fiscal year of the Company prior to giving effect to such Transfer (but excluding for purposes of such calculation accounts receivable attributable to assets the title to which is held by a Special Purpose Subsidiary pursuant to a Permitted Securitization).

         6.9      LINE OF BUSINESS.

         The Company will not, and will not permit any Restricted Subsidiary to, engage in, or make any Investment in any business engaged in, the provision of property and casualty insurance unless the Company or such Restricted Subsidiary shall maintain reinsurance of its underwriting risk, with one or more reinsurers rated "A-" or better by Standard & Poor's Ratings Group or "A(3)" or better by Moody's Investors Service, Inc., for all of the Company's or such Restricted Subsidiary's exposure in excess of one hundred percent (100%) of the premiums written by the Company or such Restricted Subsidiary. In addition to the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, after giving effect thereto, the general nature of the businesses of the Company and the Restricted Subsidiaries, taken as a whole, would no longer be the provision of financing programs for the purchase or lease of used motor vehicles, motor vehicle service protection programs, credit life, accident and health insurance programs and other programs related to the foregoing (it being understood that, in the course of the provision of such programs, the Company may be obligated to remit monies held by it in connection with dealer holdbacks, claims or refunds under insurance policies, claims or refunds under service contracts, and to make deposits in trust or otherwise as required under reinsurance agreements or pursuant to state regulatory requirements). The Company shall manage and operate such businesses in substantially the same manner that they are managed and operated as of the date hereof.

         6.10     TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except
(a) a Permitted Securitization or (b) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         6.11     MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.

         The Company will, and will cause each Restricted Subsidiary to:

                  (A) PROPERTY -- maintain, preserve and keep its Property in good condition and working order, ordinary wear and tear excepted, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (B) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated, provided that such insurance is commercially available, it being understood that the Company and the Restricted Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts as, the Company in good faith determines to be prudent and consistent with sound financial and business practice;

                  (C) FINANCIAL RECORDS -- keep accurate and complete books of records and accounts in which accurate and complete entries shall be made of all its business transactions and that will permit the provision of accurate and complete financial statements in accordance with GAAP;

                  (D) CORPORATE EXISTENCE AND RIGHTS --

                      (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and

                      (ii)  to maintain each Subsidiary as a Subsidiary,

         in each case except as permitted or required by Section 6.7(a) and
         Section 6.8(b); and

                  (E) COMPLIANCE WITH LAW -- not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Protection Law and OSHA) and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.12     PAYMENT OF TAXES AND CLAIMS.

         The Company will, and will cause each Subsidiary to, pay before they become delinquent:

                  (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

                  (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property;

provided, that items of the foregoing description need not be paid

                      (i) while being contested in good faith and by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto, and

                      (ii) so long as the title of the Company or the Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

         6.13     PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

         The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company set forth in Section 10.1 where notices, presentations and demands in respect hereof or of the Notes may be made upon it. Such office will be maintained at such address until such time as the Company shall notify the holders of the Notes in writing of any change of location of such office, which will in any event be located within the United States of America.

         6.14     PENSION PLANS.

                  (A) COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to comply with all other applicable provisions of ERISA and the IRC.

                  (B) RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS. The Company will not at any time permit the present value of all employee benefits vested under each Pension

         Plan to exceed the assets of such Pension Plan allocable to such vested benefits at such time, in each case determined pursuant to Section 6.14(c).

                  (C) VALUATIONS. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans will be reasonable in the good faith judgment of the Company and will comply with all requirements of law.

                  (D) PROHIBITED ACTIONS. The Company will not, and will not permit any ERISA Affiliate to:

                      (i) engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the IRC) that would result in the imposition of a material tax or penalty;

                      (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as defined in section 302 of ERISA), whether or not waived;

                      (iii) terminate any Pension Plan in a manner that could
                  result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

                      (iv) fail to make any payment required by section 515 of ERISA; or

                      (v) at any time be an "employer" (as defined in section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as defined in section 4001 of ERISA) required to contribute to any Multiple Employer Pension Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan or Multiple Employer Pension Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans or Multiple Employer Pension Plans, could reasonably be expected to have a Material Adverse Effect.

         6.15     PRO-RATA OFFERS; MANDATORY PURCHASE.

                  (A) GENERAL. Except as provided in Section 6.15(b), the Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes unless the Company or such Subsidiary or Affiliate shall have offered to acquire Notes, pro rata, from all holders of the Notes and upon the same terms. In case the Company acquires any Notes pursuant to this Section 6.15, such Notes will immediately thereafter be canceled and no Notes will be issued in substitution therefor. Each purchase of the Notes pursuant to this Section 6.15 shall be applied to reduce ratably each of the Mandatory Principal Amortization Payments remaining after the date of such purchase.

                  (B) MANDATORY PURCHASE OF NOTES. The Company shall, on or before January 15, 2000, acquire from the holders thereof the Notes listed on Attachment 6 to the Sixth Amendment (the "Repurchased Notes") for a price equal to the outstanding principal amount of such Repurchased Notes at such time as set forth on Attachment 6, plus interest accrued but unpaid to, but not including, the date of such purchase. The Company shall give written notice to the holders of the Repurchased Notes, no later than the second Business Day prior to such payment, of the date on which such payment is to be made. It is understood and acknowledged by the parties to this Agreement that (i) compliance by the Company with the obligations in this Section 6.15(b) shall not be deemed a breach of any of the Company's obligations under
         Section 4 of this Agreement; (ii) upon payment of the price provided in this Section 6.15(b) to the holders of the Repurchased Notes, the Company shall immediately cancel the Repurchased Notes and no Notes will be issued in substitution therefor (except that a substitute Note shall be issued for the balance outstanding if less than the full amount of the Note is to be repurchased pursuant hereto); and (iii) the Company's failure to comply with the obligation to make any payment required by this Section 6.15(b) on or before the required payment date shall be considered a failure to make a principal payment when due for purposes of Section 8.1(a) of this Agreement. The purchase of Repurchased Notes pursuant to this Section 6.15(b) shall be applied to reduce ratably each of the Mandatory Principal Amortization Payments remaining after the date of such purchase.

         6.16     PRIVATE OFFERING.

         The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

         6.17     DESIGNATION OF SUBSIDIARIES.


                  (A) RIGHT OF DESIGNATION. Subject to the satisfaction of the requirements of Section 6.17(c), the Company shall have the right to designate any newly acquired or formed Subsidiary as an Unrestricted Subsidiary by delivering to each holder of Notes a writing, signed by a Vice President or the President of the Company, so designating such Subsidiary within thirty (30) days of the acquisition or formation of such Subsidiary by the Company or any Restricted Subsidiary. Any such Subsidiary so designated within such thirty (30) day period shall be deemed to have been an Unrestricted Subsidiary as of the date of such acquisition or formation and any such Subsidiary not so designated within such thirty (30) day period shall be deemed to have been a Restricted Subsidiary as of the date of such acquisition or formation. For all purposes of this Agreement, each Subsidiary designated as an Unrestricted Subsidiary in Part 6.17(a) of Annex 3 shall, subject to
         Section 6.17(b), be an

         Unrestricted Subsidiary and all other Subsidiaries, if any, listed in
         Part 2.3 of Annex 3 shall be Restricted Subsidiaries.

                  (B) RIGHT OF REDESIGNATION. No Restricted Subsidiary shall be redesignated as an Unrestricted Subsidiary. Subject to the satisfaction of the requirements of Section 6.17(c), the Company may at any time designate any Unrestricted Subsidiary as a Restricted Subsidiary by delivering a written notice to such effect, signed by a Vice President or the Chairman, President or Treasurer of the Company, to each holder of Notes.

                  (C) DESIGNATION CRITERIA.

                      (i) No corporation acquired or formed after the Closing Date shall be designated as a Restricted Subsidiary (including deemed designation pursuant to Section 6.17(a)) unless:

                            (A) such Subsidiary at such time meets all of the
                      requirements of a "Restricted Subsidiary" as set forth in the definition thereof; and

                            (B) immediately before and after, and after giving
                      effect to such designation, no Default or Event of Default exists or would exist.

                      (ii) No Subsidiary shall at any time after the Closing Date be designated as an Unrestricted Subsidiary pursuant to
                  Section 6.17(a) unless:

                            (A) immediately before and after, and after giving
                      effect to such designation, no Default or Event of Default exists or would exist; and

                            (B) such Subsidiary does not own, directly or
                      indirectly, any Funded Debt or capital stock of any Restricted Subsidiary.

                  (D) EFFECTIVENESS. Any designation under Section 6.17(b) that satisfies all of the conditions set forth in Section 6.17(c) shall become effective, for purposes of this Agreement, on the day that notice thereof shall have been mailed (postage prepaid, by registered or certified mail, return receipt requested) by the Company to each holder of Notes at the addresses as provided in Section 10.1.

         6.18 AMENDMENT OF BANK TERM DEBT OR SUBORDINATED DEBT DOCUMENTS; TERMINATION OF RESTRICTION ON BANK TERM DEBT AMENDMENTS; NO FURTHER RESTRICTIONS ON AMENDMENTS OF THIS AGREEMENT.

                  (A) AMENDMENT OF BANK TERM DEBT OR SUBORDINATED DEBT DOCUMENTS. The Company will not amend, modify or otherwise alter (or suffer to be amended, modified or altered), or waive (or permit to be waived), in any material respect, any of the terms or provisions of any document or instrument:

                           (i) evidencing or otherwise relating to any Bank Term Debt so as to shorten the maturity or original amortization of such Bank Term Debt, or

                           (ii) evidencing or otherwise relating to any Subordinated Debt so as to increase the original interest rate on, or the principal amount of, such Subordinated Debt, shorten the original amortization of such Subordinated Debt, change any other repayment terms or any default or remedial provisions in any such document or instrument, or change the subordination provisions contained in any such document or instrument, in each case without the prior written approval of the Required
         Holders.

                  (B) TERMINATION OF RESTRICTION ON BANK TERM DEBT AMENDMENTS. Subject to Section 6.18(c), the provisions of Section 6.18(a), insofar as such provisions relate to amendments, modifications, alterations or waivers of Bank Term Debt, will terminate and be of no further force or effect at such time as the Company causes to be delivered to each holder of Notes a duly executed copy of an amendment or modification of the Credit Agreement (or any new agreement contemplated by Section 6.18(c)(ii) below) deleting Section 8.13 of the Credit Agreement (or the comparable provision in such new agreement) effective on or prior to the date of such delivery.

                  (C) NO FURTHER RESTRICTIONS ON AMENDMENTS OF THIS AGREEMENT. The Company will not:

                      (i) amend, modify or otherwise alter (or suffer to be amended, modified or altered) the Credit Agreement (including, without limitation, Section 8.13 thereof) or any document or instrument relating thereto to include any covenant or other provision (other than Section 8.13 of the Credit Agreement as in effect on the Closing Date) that requires, as a condition to the amendment of any term or provision of this Agreement, or the waiver of any term or provision herein, the approval or consent of any other creditor of the Company; or

                      (ii) enter into any other agreement (or suffer to be amended, modified or altered any other agreement to which the Company is a party) that requires, as a condition to the amendment of any term or provision of this Agreement, or the waiver of any term or provision herein, the approval or consent of any other creditor of the Company; provided that if
                  (A) any such agreement is entered into to replace, refinance or supplement the Credit Agreement and (B) Section 8.13 of the Credit Agreement (as in effect on the Closing Date) shall not have been deleted from the Credit Agreement as of the time such new agreement is to be entered into, such new agreement may include a covenant substantially the same as (and not more onerous on the Company than) Section 8.13 of the Credit Agreement (as in effect on the Closing Date).

         6.19 AMENDMENT OF SECURITIZATION DOCUMENTS. Once executed and delivered pursuant to a Permitted Securitization, the Company covenants that it will not permit the "pertinent terms, conditions or provisions" of the Securitization Documents to be waived, amended, modified or otherwise altered in any material respect adverse to the Company or any Restricted Subsidiary or Special Purpose Subsidiary without the prior written approval of the Required Holders. For purposes of the Securitization Documents, the "pertinent terms, conditions or provisions" thereof shall be deemed solely those terms, conditions or provisions with respect to servicer fees, servicer expenses, defaults, events of default, recourse to the Company or any Restricted Subsidiary, Cleanup Calls or conditions contained therein which are required under or necessary for compliance with this Agreement.

         6.20     RESTRICTED PAYMENTS.

                  (A) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, declare, make, set apart any funds or other property for, or incur any liability to make any Restricted Payment unless, at the time of such action, at least two of the following four organizations shall have assigned an Investment Grade Rating to the Company, the Notes or any other senior unsecured debt obligation of the Company: Moody's Investors Service, Inc., Standard & Poor's Ratings Group, the National Association of Insurance Commissioners (the "NAIC"), or Fitch Investors Services, Inc.

                  (B) The parties hereto specifically acknowledge that the NAIC is not in any way a rating agency with functions such as those performed by Moody's Investors Service, Inc., Standard & Poor's Ratings Group, or Fitch Investors Services, Inc. Further, the parties hereto specifically acknowledge that any rating given to the Notes by the NAIC is not to be interpreted as an expression by the NAIC with respect to the suitability of an investment in the Notes or the likelihood of any payment in respect thereof. In addition, the signatories hereto specifically affirm that the holders of the Notes will not obtain any benefit from satisfaction of the requirement set forth in Section 6.20(a).

                  (C) If the NAIC makes specific reference to Section 6.20(a) and states that it will withdraw any rating or designation of the Notes, or will take any other action adverse to any one or more of the holders of the Notes, as a result of the agreement set forth in Section 6.20(a), the parties hereto hereby agree that:

                      (i) Section 6.20(a) shall, in lieu of the requirement set forth therein, be deemed to require an Investment Grade Rating from at least two of the following three organizations:
                  Moody's Investors Service, Inc., Standard & Poor's Ratings Group, or Fitch Investors Services, Inc.; and

                           (ii) Clause (iii) of the definition of "Investment
                  Grade Rating" shall be deemed to have been deleted.

         Such changes shall take effect upon delivery of written notice to the Company by the Required Holders referring to such proposed withdrawal or other action and stating that the condition set forth in this
         Section 6.20(c) has occurred.

         6.21 NO SECURITIZATIONS OTHER THAN PERMITTED SECURITIZATIONS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any Securitization Transaction other than a Permitted Securitization."


         2.3 SECTION 7.1. Section 7.1 is hereby amended and restated in its entirety as set forth below.


         "7.1 Financial and Business Information.

         The Company will deliver to each holder of Notes:

              (A) QUARTERLY STATEMENTS -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within sixty (60) days thereafter, duplicate copies of

                    (i) a consolidated balance sheet of the Company and its
              consolidated subsidiaries and consolidated and consolidating balance sheets of the Company and the Restricted Subsidiaries, as at the end of such quarter, and

                    (ii) consolidated statements of income and cash flows of the
              Company and its consolidated subsidiaries and consolidated and consolidating statements of income and cash flows of the Company and the Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and accompanied by the certificate required by Section 7.2, and, in the case of the financial statements relating to the Company and its Restricted Subsidiaries, certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and, in the case of the financial statements relating to the Company and its consolidated subsidiaries at any time when a Quarterly Report on Form 10-Q is not filed by the Company with the Securities and Exchange Commission and delivered to the holders of the Notes pursuant to clause
         (d) of
         this Section 7.1, certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer;

                  (B) ANNUAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, duplicate copies of

                         (i) a consolidated balance sheet of the Company and its consolidated subsidiaries and consolidated and consolidating balance sheets of the Company and the Restricted Subsidiaries, as at the end of such year, and

                         (ii) consolidated statements of income, shareholders'
                    equity and cash flows of the Company and its consolidated subsidiaries and consolidated and consolidating statements of income, shareholders' equity and cash flows of the Company and the Restricted Subsidiaries, for such year, setting forth in each case in comparative form the figures for the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                              (A) in the case of the financial statements
                         relating to the Company and its consolidated subsidiaries, an opinion of independent certified public accountants of recognized national standing, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                              (B) in the case of the financial statements
                         relating to the Company and its Restricted
                         Subsidiaries, certified as complete and correct by a Senior Financial Officer, and

                              (C) the certificate required by Section 7.2 and,
                         in the case of the financial statements relating to the Company and its consolidated subsidiaries, the certificate required by Section 7.3;


                  (C) AUDIT REPORTS -- promptly upon receipt thereof, a copy of each other report submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any management report, special audit report or comparable analysis prepared by them with respect to the books of the Company or any Restricted Subsidiary;

                  (D) SEC AND OTHER REPORTS -- promptly upon their becoming available, a copy of each financial statement, report (including, without limitation, each Quarterly Report on Form 10-Q, each Annual Report on Form 10-K and each Current Report on Form 8-K), notice or proxy statement sent by the Company or any Subsidiary to stockholders generally and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (E)    ERISA --

                         (i) immediately upon becoming aware of the occurrence of any

                              (A) "reportable event" (as defined in section 4043
                         of ERISA), excluding, however, such events as to which the PBGC by regulation shall have waived the requirement of section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of section 412 of the IRC and of section 302 of ERISA shall not be so excluded regardless of the issuance of any such waiver of the notice requirement in accordance with either section 4043(a) of ERISA or section 412(d) of the IRC), or

                              (B) "prohibited transaction" (as defined in
                         section 406 of ERISA or section 4975 of the IRC),

                  in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the DOL or the PBGC with respect thereto, and

                         (ii) prompt written notice of and, where applicable, a
                  description of

                              (A) any notice from the PBGC in respect of the
                         commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                              (B) any distress termination notice delivered to
                         the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                              (C) the placement of any Multiemployer Plan in
                         reorganization status under Title IV of ERISA,

                              (D) any Multiemployer Plan becoming "insolvent"
                         (as defined in section 4245 of ERISA) under Title IV of ERISA, and

                              (E) the whole or partial withdrawal of the Company
                         or any ERISA Affiliate from any Multiemployer Plan or Multiple Employer Pension Plan and the withdrawal liability incurred in connection therewith;

                  (F) ACTIONS, PROCEEDINGS -- promptly after the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would have a Material Adverse Effect;

                  (G) CERTAIN ENVIRONMENTAL MATTERS -- prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed immediately prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in Section 2.13;

                  (H) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- immediately upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (I) NOTICE OF CLAIMED DEFAULT -- immediately upon becoming aware that the holder of any Note, or of any Debt or any Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto; and

                  (J) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes, including, without limitation,


                         (i) copies of any statement, report or certificate furnished to any holder of any Debt or any Security of the Company or any Subsidiary,

                         (ii) information requested to comply with any request of the National Association of Insurance Commissioners in respect of the designation of the Notes, and

                         (iii) information requested to comply with 17 C.F.R.
                  ss.230.144A, as amended from time to time;

         provided that any such request with respect to any of the data and information referred to in the foregoing clauses (i), (ii) and (iii) shall be deemed to be reasonable for purposes of this Section 7.1(j).

         In addition to the foregoing, the Company will also deliver to each holder of Notes:

                         (1) as soon as available, and in any event within sixty (60) days of the end of each fiscal quarter, (A) a "static pool analysis" substantially in the form of Exhibit F attached hereto and in any event satisfactory in form and substance to the Required Holders, which analyzes the performance of the Company's and each Restricted Subsidiary's Installment Contracts (segregated between the Company's North American operations and its UK operations) on a quarterly basis, and (B) for quarters beginning with the quarter ended September 30, 1999, a comparable "static pool analysis" which analyzes the performance of the Company's and each Restricted Subsidiary's Leases on a quarterly basis (segregated between the Company's North American operations and its UK operations), in each case, with respect to clauses (A) and (B) above, certified by an authorized officer of the Company as to consistency with prior such analyses, accuracy and fairness of presentation;

                         (2) promptly upon the request of the Required Holders from time to time (but no more often than semi-annually), a "static pool analysis" which analyzes the performance of any Installment Contracts or Leases transferred or encumbered pursuant to a Permitted Securitization comparable to the static pool analysis required to be delivered pursuant to clause (1) of this Section 7.1(j); and

                         (3) within five (5) Business Days after the execution and delivery thereof, a copy of any amendment to, or waiver of any provisions of, the Credit Agreement or Securitization Documents (in each case, as from time to time amended, restated, refinanced, replaced or supplemented)."

         2.4 SECTION 9.1. Section 9.1 is hereby amended and restated in its entirety as set forth below.

         "9.1     Terms Defined.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         ACCEPTABLE CONSIDERATION -- means, with respect to any Transfer of any Property of the Company or a Restricted Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) received by such Person in connection with such Transfer as is, in each case, determined by the Board of Directors, in its good faith opinion, to be in the best interests of the Company and to reflect the Fair Market Value of such Property. It is understood that the Company's or such Restricted Subsidiary's acceptance of any such consideration in connection with such Transfer will constitute an Investment and may, depending upon the form of such consideration, constitute a Restricted Investment made by the Company or such Restricted Subsidiary.

         ADVANCES -- means, at any time, the dollar amount of advances in respect of Installment Contracts, as such amount would appear in the footnotes to the financial statements of the Company and the Restricted Subsidiaries prepared in accordance with GAAP (if such amount would not appear net of reserves, then net of any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered), provided that Advances shall not include (a) any such advances (and the related Installment Contracts) transferred or encumbered pursuant to a Permitted Securitization (whether or not attributable to the Company under GAAP) unless and until such advances (and the related Installment Contracts) are reassigned to the Company or a Restricted Subsidiary or such encumbrances are discharged, or (b) Charged-Off Advances to the extent that such Charged-Off Advances exceed the portion of the Company's allowance for credit losses related to reserves against such advances not expected to be recovered, as such allowance would appear in the footnotes to the financial statements of the Company and the Restricted Subsidiaries prepared in accordance with GAAP.

         AFFILIATE -- means, at any time, a Person (other than a Restricted Subsidiary):

                  (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company;

                  (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company;

                  (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary; or

                  (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary;
at such time.

As used in this definition:

                  CONTROL -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT, THIS -- means this agreement, as it may be amended and restated from time to time.

         ALLOWANCES FOR CREDIT LOSSES -- means those allowances or reserves established by the Company or its Restricted Subsidiaries in arriving at installment contracts receivable, net or Leased Vehicles, as the case may be, on its Consolidated balance sheets, as specifically identified in such financial statements or as disclosed in the footnotes thereto, provided that Allowances for Credit Losses shall not include allowances or reserves attributable to retail installment contracts or leases which are not at such time "Installment Contracts" or "Leases", as the case may be, due to the proviso in the definition of such terms in this Agreement.

         ARLINGTON DISPOSITION -- means the sale of the business of Arlington Investment Company and/or any of its subsidiaries for net proceeds totaling at least $4,000,000 in cash (all of which net proceeds are used to reduce Debt outstanding under the Credit Agreement), pursuant to (i) the sale of all or substantially all of the assets of Arlington Investment Company and/or any of its subsidiaries or divisions, (ii) the sale of all of the capital stock of Arlington Investment Company and/or any of its subsidiaries or (iii) the merger of Arlington Investment Company and/or any of its subsidiaries with and into any Person other than the Company or a Restricted Subsidiary; in each case, immediately prior to and immediately after the consummation of which, and after giving effect thereto, no Default or Event of Default would exist.

         BACK-END DEALER AGREEMENT(S) -- means Dealer Agreements referred to in clause (a) of the definition of Dealer Agreements.

         BANK TERM DEBT -- means term Debt of the Company or any Restricted Subsidiary owed to banks and having an initial maturity of more than one (1) year and a fixed amortization schedule, but in any event excluding any Debt which by its terms is permitted to be readvanced or reborrowed, whether or not subject to mandatory reductions or stepdowns in the availability thereof.

         BANKS -- means the Banks that are parties to the Credit Agreement.

         BOARD OF DIRECTORS -- means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

         BUSINESS DAY -- means, at any time, a day other than a Saturday, a Sunday or a day on which the bank designated by the holder of a Note to receive (for such holder's account) payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

         CAC INTERNATIONAL -- means CAC International, Inc., a wholly-owned Subsidiary of the Company.

         CAC LIFE -- means Credit Acceptance Corporation Life Insurance Company, a Wholly-Owned Restricted Subsidiary of the Company.

         CAC UK -- means Credit Acceptance Corporation UK Limited, a wholly-owned Subsidiary of the Company incorporated under the laws of England for the purpose of acquiring substantially all of the assets of CAC International.

         CAPITAL ASSETS -- means all assets of a Person other than Intangible Assets, inventories, accounts receivable and Investments (as defined in clause
(a) of the definition of such term) in and Securities of any other Person.

         CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee is required by GAAP to recognize the acquisition of an asset and the incurrence of a liability at such time.

         CHANGE IN CONTROL -- means, at any time, either

                  (a) the failure of Donald A. Foss, his wife and children, or trusts for his or their benefit, to beneficially own, in the aggregate, at least thirty-five percent (35%) (by number of votes) of the Voting Stock of the Company outstanding at such time (excluding for such purpose Persons who own shares through any employee benefit plan of the Company or any trust established in connection therewith), or

                  (b) except for the individuals and trusts identified in the foregoing clause (a), the acquisition, holding or control (whether directly or indirectly) by

                         (i) any "person" (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Closing Date), or

                         (ii) related Persons constituting a "group" (as such
                  term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date),

         of beneficial ownership of more than twenty-five percent (25%) (by number of votes) of the Voting Stock of the Company outstanding at such time (excluding for such purpose Persons who own shares through any employee benefit plan of the Company or any trust established in connection therewith), or

                  (c) all or substantially all of the assets of the Company are sold or otherwise transferred, in a single transaction or in a series of related transactions, to any "person" or "group of persons" (as such terms are used in section 13(d)(3) of the Exchange Act as in effect on the Closing Date).

         CHARGED-OFF ADVANCES -- means those Advances which the Company or any of its Restricted Subsidiaries has determined, based on the application of a static pool analysis or otherwise are completely or partially impaired, to the extent of such impairment.

         CHARGED-OFF LEASE ADVANCES -- means those Leased Vehicles which the Company or any of its Subsidiaries has determined, based on the application of a static pool or comparable analysis or otherwise, are completely or partially impaired, to the extent of such impairment.

         CLEANUP CALL(S) -- means

                  (a) in the case of an optional cleanup call, a cleanup call to be exercised at the option of the Company or a Special Purpose Subsidiary under the terms of the applicable Permitted Securitization (provided that, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing when such option is exercised), in an amount not in excess of (i) Fifteen Percent (15%) of the initial amount received by the Company or the Special Purpose Subsidiary pursuant to such Permitted Securitization (before fees and other deductions), it being understood that, for purposes of this clause (a)(i) of this definition, each tranche of a multi-tranche Permitted Securitization shall be considered a separate Permitted Securitization or (ii) in the case of any Securitization Transaction structured on a revolving basis, Fifteen Percent (15%) of the maximum aggregate availability at any time to the Company or a Special Purpose Subsidiary, and

                  (b) in the case of a mandatory cleanup call, a mandatory cleanup call to be exercised at the option of the investors under the terms of the applicable Permitted Securitization(s), in an amount not in excess of (i) Two and One-Half Percent (2 1/2%) of the aggregate amount received by the Company or the Special Purpose Subsidiary pursuant to the Permitted Securitization (before fees and other deductions), it being understood that, for purposes of this clause
         (b)(i) of this definition, all tranches of a multi-tranche Permitted Securitization shall be together be considered one Permitted Securitization, or (ii) in the case of any Securitization Transaction structured on a revolving basis, Two and One-Half Percent (2 1/2%) of the maximum aggregate availability at any time to the Company or a Special Purpose Subsidiary, in either case, such Cleanup Call being accompanied by the repurchase of or release of encumbrances on Advances, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances) or Leases (whether assigned outright or related to Leased Vehicles), as the case may be, previously transferred or encumbered pursuant to such Permitted Securitization in at least the amount of such cleanup call.

         CLOSING -- Section 1.2(b).

         CLOSING DATE -- Section 1.2(b).

         COMPANY -- introductory paragraph hereof.

         CONSOLIDATED CURRENT LIABILITIES -- means, at any time, the aggregate amount of current liabilities of the Company and the Restricted Subsidiaries, determined at such time after eliminating inter-company transactions among the Company and the Restricted Subsidiaries and liabilities incurred solely by a Special Purpose Subsidiary pursuant to a Permitted Securitization but attributable to the Company or a Restricted Subsidiary under GAAP.

         CONSOLIDATED FIXED CHARGES -- means, for any period, the sum of

                  (a)    Consolidated Interest Expense for such period, plus

                  (b) the amount payable in respect of such period with respect to Operating Rentals payable by the Company and the Restricted Subsidiaries, determined after eliminating intercompany transactions among the Company and the Restricted Subsidiaries.

         CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES -- means, for any period, the sum of

                  (a)    Consolidated Net Income, plus

                  (b) the aggregate amount of income taxes, depreciation, amortization (including the amortization of any excess servicing asset) and Consolidated Fixed Charges (to the extent, and only to the extent, that such aggregate amount was reflected in the computation of Consolidated Net Income for such period), plus

                  (c) with respect to the periods ending September 30, 1997, December 31, 1997, March 31, 1998 and June 30, 1998, $30,000,000
         representing the portion of the non-cash charge recorded by the Company during the period ended September 30, 1997 attributable to the present valuing of future cash flows consistent with Statement of Financial Accounting Standards No. 114 `Accounting by Creditors for Impairment of a Loan', plus

                  (d) with respect to the periods ending September 30, 1999, December 31, 1999, March 31, 2000 and June 30, 2000, $47,300,000
         representing the accounting adjustment to the Company's reserve against advances recorded by the Company during the period ended September 30, 1999,

in each case accrued for such period by the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons.

         CONSOLIDATED INTEREST EXPENSE -- means, for any period, the amount of interest accrued or capitalized on, or with respect to, Consolidated Total Debt for such period, including, without limitation, amortization of debt discount, imputed interest on Capital Leases and interest on the Notes.

         CONSOLIDATED NET INCOME -- means, for any period, net earnings (or loss) after income taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons, but excluding:

                  (a) net earnings (or loss) of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (b) any gain or loss (net of tax effects applicable thereto) resulting from the sale, conversion or other disposition of Capital Assets other than in the ordinary course of business;

                  (c) any extraordinary or nonrecurring gains or losses (including, without limitation, any gain on sale generated by a Permitted Securitization, except to the extent the Company has received a cash benefit therefrom in the applicable reporting period); and any interest income generated by a Permitted Securitization, except to the extent the Company has received a cash benefit therefrom in the applicable reporting period;

                  (d) any gain arising from any reappraisal or write-up of assets;

                  (e) any portion of the net earnings of any Restricted Subsidiary that for any reason is unavailable for payment of dividends to the Company or a Restricted Subsidiary, provided that the net earnings of CAC Life that are unavailable (due to regulatory requirements applicable to CAC Life) for the payment of dividends to the Company may be included in the determination of Consolidated Net Income, to the extent that such unavailable net earnings do not exceed five percent (5%) of Consolidated Net Income (determined without giving effect to this proviso), and provided, further that so long as the net earnings of CAC Life shall be included in Consolidated Net Income pursuant to the preceding proviso, CAC Life shall not have outstanding any Debt, regardless of whether any other Restricted Subsidiary may be permitted to have Debt outstanding at such time by reason of a waiver of or an amendment to Section 6.1(d);

                  (f) any gain or loss (net of tax effects applicable thereto) during such period resulting from the receipt of any proceeds of any insurance policy;

                  (g) any earnings of any Person acquired by the Company or any Restricted Subsidiary through purchase, merger or consolidation or otherwise, or earnings of any Person substantially all of whose assets have been acquired by the Company or any Restricted Subsidiary, for any period prior to the date of acquisition;

                  (h) net earnings of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions; and

                  (i) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve

                      (i) was made during such period out of income accrued during such period,

                      (ii) was made in connection with the Company's program of financing Installment Contracts or Leases

                              (A) to provide for warranty claims for which the
                            Company may be responsible, or

                              (B) to cover credit losses in connection with
                            Advances, Installment Contracts, Leased Vehicles or Leases,
                  or

                      (iii) is required by applicable law with respect to
                  reserves for claims related to the operation of CAC Life,

         provided that the aggregate restoration to income during any period from reserves described in clause (ii) and clause (iii) above shall not exceed ten percent (10%) of Consolidated Net Income for such period, prior to giving effect to such restoration.

         CONSOLIDATED NET TANGIBLE ASSETS -- means, at any time, the remainder of

                  (a)       Consolidated Total Assets at such time minus

                  (b)       the sum of

                            (i) Consolidated Current Liabilities at such time, plus

                            (ii) Intangible Assets of the Company and the
                  Restricted Subsidiaries as would be reflected on a consolidated balance sheet of such Persons at such time.

         CONSOLIDATED SENIOR FUNDED DEBT -- means, at any time, Funded Debt of the Company and the Restricted Subsidiaries, other than Subordinated Funded Debt, determined on a consolidated basis for such Persons at such time.

         CONSOLIDATED SUBORDINATED FUNDED DEBT -- means, at any time, the aggregate amount of Subordinated Funded Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons at such time.

         CONSOLIDATED TANGIBLE NET WORTH -- means, at any time, the result of

                  (a) the shareholders' equity of the Company and its Subsidiaries, minus

                  (b) the retained earnings of the Unrestricted Subsidiaries, minus

                  (c) all Intangible Assets of the Company and the Subsidiaries, minus

                  (d) without duplication, (i) any excess servicing asset resulting from the Transfer, pursuant to a Permitted Securitization, of Advances, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances) or Leases (whether assigned outright or related to Leased Vehicles) and (ii) the equity interest in any Special Purpose Subsidiary to the extent such equity interest is included in Consolidated Net Worth, in each case as would be reflected on a consolidated balance sheet of such Persons at such time. As used in this definition, "Consolidated Net Worth" means, at any time, the amount of "consolidated total assets" less the amount of "consolidated total liabilities", as each would be reflected on a consolidated balance sheet of the Company and its Subsidiaries at such time, prepared in accordance with GAAP.

         CONSOLIDATED TOTAL ASSETS -- means, at any time, all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons at such time (but excluding from the determination thereof, without duplication, (a) any excess servicing asset resulting from the Transfer, pursuant to a Permitted Securitization, of Advances, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances) or Leases (whether assigned outright or related to Leased Vehicles) and (b) the equity interest in any Special Purpose Subsidiary to the extent such equity interest is included in the assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such Persons at such time).

         CONSOLIDATED TOTAL DEBT -- means, at any time, the aggregate amount of Funded Debt and Current Debt of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons at such time.

         CONTROL EVENT -- means the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control.

         CONTROL PREPAYMENT DATE -- Section 4.3(a).

         CREDIT AGREEMENT -- means the Credit Agreement described in Part 2.2(b) of Annex 3, as may be amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.

         CURRENT DEBT -- means, with respect to any Person, at any time, all Debt of such Person other than Funded Debt.

         DEALER -- means a Person engaged in the business of the retail sale or lease of new or used motor vehicles, including businesses exclusively selling or leasing used motor vehicles and businesses principally selling or leasing new motor vehicles, but having a used vehicle department, including any such Person which constitutes an Affiliate of the Company.

         DEALER AGREEMENTS -- means the sales and/or servicing agreements between the Company or its Subsidiaries and a participating Dealer which sets forth the terms and conditions under which the Company or its Subsidiaries (a) accepts, as nominee for such Dealer, the assignment of Installment Contracts or Leases for purposes of administration, servicing and collection and under which the Company or its Subsidiary may make advances to such Dealers included in Advances or Leased Vehicles and (b) accepts outright assignments of Installment Contracts or Leases from Dealers or funds Installment Contracts or Leases originated by such Dealer in the name of the Company or any of its Subsidiaries, in each case as such agreements may be in effect from time to time.

         DEBT -- means, with respect to any Person, without duplication:

                  (a) its liabilities for borrowed money (whether or not evidenced by a Security);

                  (b) any liabilities secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

                  (c) its liabilities in respect of Capital Leases;

                  (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at eight and eighty-seven one-hundredths percent (8.87%) per annum; and

                  (e) its Guaranties of any liabilities of another Person constituting liabilities of a type set forth above.

Except as provided in Section 6.1(a)(i), neither Debt of any Special Purpose Subsidiary which is an Unrestricted Subsidiary incurred pursuant to a Permitted Securitization (whether or not such Debt is reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP) nor dealer holdbacks shall be considered Debt of the Company or any Restricted Subsidiary.

         DEFAULT -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         DOL -- means the Department of Labor and any successor agency.

         DOLLARS or $ -- means United States of America dollars.

         ENVIRONMENTAL PROTECTION LAWS -- means any federal, state, county, regional or local law, statute or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

As used in this definition:

                  CERCLA -- means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith.

                  RCRA -- means the Resource Conservation and Recovery Act of 1976, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                  SARA -- means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.


         EQUITY OFFERING -- means the issuance and sale for cash by the Company or any of its Restricted Subsidiaries of additional capital stock or other equity interests, other than upon the exercise of employee and dealer stock options pursuant to stock option plans maintained or offered by the Company or its Restricted Subsidiaries in the ordinary course of business and not in anticipation of any sale of capital stock or equity interests to the general public.

         ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         ERISA AFFILIATE -- means any corporation or trade or business that:

                  (a) is a member of the same controlled group of corporations (within the meaning of section 414(b) of the IRC) as the Company; or

                  (b) is under common control (within the meaning of section 414(c) of the IRC) with the Company.

         EVENT OF DEFAULT -- Section 8.1.

         EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended.

         EXCLUDED TRANSFERS -- Section 6.8(a).

         FAIR MARKET VALUE -- means, at any time, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell, respectively.

         FIRST AMENDED AND RESTATED NOTES -- Section  1.1(b).

         FOREIGN PENSION PLAN --  means any plan, fund or other similar program

                  (a) established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Subsidiaries which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

                  (b) not otherwise subject to ERISA.

         401(K) PLAN -- Section 2.12(a).

         FOURTH AMENDMENT -- means the Fourth Amendment, dated as of July 1, 1998, to this Agreement.

         FUNDED DEBT -- means, at any time of determination, with respect to any borrower, all Debt of such borrower that is expressed to mature more than one
(1) year from the date of the creation thereof or that is extendible or renewable at the option of such borrower to a time more than one (1) year after the date of the creation thereof (whether or not at such time of determination such Debt is payable within one (1) year).

         GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         GOVERNMENTAL AUTHORITY -- means:

                  (a)      the government of

                           (i) the United States of America and any state or other political subdivision thereof, or

                           (ii) any other jurisdiction (y) in which the Company
                  or any Subsidiary conducts all or any part of its business or
                  (z) that asserts jurisdiction over the conduct of the affairs or Properties of the Company or any Subsidiary; and

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         GROSS ADVANCES -- means, as of any applicable date of determination, the dollar amount of Advances, plus any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered, plus Charged-Off Advances to the extent such Charged-Off Advances exceed the amount of such reserves.

         GROSS CURRENT INSTALLMENT CONTRACT RECEIVABLES -- means, as of any applicable date of determination, the aggregate amount of Gross Installment Contract Receivables, less the amount of such receivables which are classified as being on "non-accrual" in the financial statements of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

         GROSS CURRENT LEASED VEHICLES -- means, as of any applicable date of determination, the aggregate amount of Gross Leased Vehicles, less the amount of Leased Vehicles in respect of which the underlying Leases are classified as being on "non-accrual" in the financial statements of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

         GROSS DEALER HOLDBACKS -- means the aggregate amount, as of any applicable date of determination, of dealer holdbacks utilized in arriving at "Dealer holdbacks, net" on the consolidated balance sheet of the Company and its Restricted Subsidiaries, as disclosed in the footnotes thereto, provided that Gross Dealer Holdbacks shall not include the amount of dealer holdbacks attributable to retail installment contracts which are not at such time "Installment Contracts" due to the proviso in the definition of such term in this Agreement.

         GROSS INSTALLMENT CONTRACT RECEIVABLES -- means, as of any applicable date of determination, the aggregate amount of installment contract receivables utilized in arriving at "Installment contract receivables, net" on the consolidated balance sheet of the Company and its Restricted Subsidiaries, as determined in the footnotes thereto, provided that Gross Installment Contract Receivables shall not include receivables attributable to retail installment contracts which are not at such time "Installment Contracts" due to the proviso in the definition of such term in this Agreement.

         GROSS LEASED VEHICLES -- means, as of any applicable date of determination, the dollar amount of Leased Vehicles, plus any reserves established by the Company as an allowance for credit losses related to such Leased Vehicles not expected to be recovered, plus Charged-Off Lease Advances to the extent such Charged-Off Lease Advances exceed the amount of such reserves, provided that Gross Leased Vehicles shall not include the dollar amount of Leased Vehicles attributable to leases which are not at such time "Leases" due to the proviso in the definition of such term in this Agreement.

         GUARANTY -- means, with respect to any Person (for the purposes of this definition, the "Guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of the Guarantor guaranteeing or in effect guaranteeing (including, without limitation, by means of a surety bond, letter of credit or other similar instrument, whether or not designated as a "guaranty") any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the
Guarantor:

                  (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (b)    to advance or supply funds

                         (i) for the purpose of payment of such indebtedness or obligation, or

                         (ii) to maintain working capital or other balance
                  sheet (or statement of financial condition) condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty. Without limiting the generality of the foregoing, it is agreed and understood that each general partner of a partnership shall be deemed to be a Guarantor of all indebtedness and other obligations of such partnership and such partnership shall be deemed to be the Primary Obligor in respect of such indebtedness and other obligations. For purposes of the immediately preceding sentence, a Person shall be deemed to be a general partner of any so-called "joint venture" or other arrangement (whether or not constituting a partnership), and such joint venture or other arrangement shall be deemed to be a partnership, if, pursuant to applicable law, by contract or otherwise, such Person is liable, directly or indirectly, contingently or otherwise, either individually or jointly with one or more other Persons, for the indebtedness or other obligations of such joint venture or other arrangement.

         HAZARDOUS SUBSTANCES -- means any and all pollutants, contaminants, toxic or hazardous wastes and any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be, in each of the foregoing cases, restricted, prohibited or penalized by any applicable law.

         INSTALLMENT CONTRACTS -- means retail installment contracts for the sale of new or used motor vehicles assigned outright by Dealers to the Company or a Restricted Subsidiary or written by Dealers in the name of the Company or a Restricted Subsidiary (and funded by the Company or such Restricted Subsidiary) or assigned by Dealers to the Company or a Restricted Subsidiary, as nominee for the Dealer, for administration, servicing and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent the Company or any Restricted Subsidiary transfers or encumbers its interest in any Installment Contracts (or any Advances related thereto) pursuant to a Permitted Securitization, such Installment Contracts shall, from and after the date of such transfer or encumbrance, cease to be considered Installment Contracts under this Agreement (reducing the amount of Advances by the outstanding amount of such advances, if any, attributable to such Installment Contracts) unless and until such installment contracts are reassigned to the Company or a Restricted Subsidiary or such encumbrances are discharged.

         INSTITUTIONAL INVESTOR -- means the Purchasers, any affiliate of any of the Purchasers and any holder or beneficial owner of Notes that is an "accredited investor" as defined in section 2(15) of the Securities Act or a "qualified institutional buyer" as defined in 17 C.F.R. ss.230.144A, as amended from time to time.

         INTANGIBLE ASSETS -- means any assets of a Person that would be classified as "intangible assets" under GAAP, including, without limitation, goodwill, trademarks, trade names, patents, copyrights, franchises and other intangible assets of such Person.

         INTERCREDITOR AGREEMENT -- means the Intercreditor Agreement, dated as of December 15, 1998, by and among the Banks, the holders of Notes, the holders of "Future Debt" (as defined in such agreement) and Comerica Bank, as collateral agent, as such agreement may be amended from time to time.

         INVESTMENT -- means any investment, made in cash or by delivery of Property, by the Company or any Restricted Subsidiary:

                  (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or

                  (b)      in any Property.

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon. Any designation of a Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.17 shall be deemed to be an Investment, in an amount equal to the net worth of such Subsidiary, at the time of such designation and any Investments of a Person existing at the time it shall become a Restricted Subsidiary shall be deemed to have been made immediately after such time.

         INVESTMENT GRADE RATING -- means a rating of at least, but not lower than:

                  (i)      "Baa3" by Moody's Investors Service, Inc.,

                  (ii)     "BBB-" by Standard & Poor's Ratings Group,

                  (iii) a category "1" or category "2" designation from the National Association of Insurance Commissioners, and

                  (iv)     "BBB-" by Fitch Investors Services, Inc.

         IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

         IRS -- means the Internal Revenue Service and any successor agency.

         LEASED VEHICLES -- means, as of any applicable date of determination, the dollar amount of advances in respect of Leases, as such amount would appear in the footnotes to the financial statements of the Company and its Restricted Subsidiaries prepared in accordance with GAAP or, if specifically identified, elsewhere in such financial statements, net of depreciation on the motor vehicles which are covered by Leases with respect to which such Leased Vehicles are attributable (and if such amount is not shown net of such reserves, then net of any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered), provided that Leased Vehicles shall not include (a) the amount of any such advances attributable to any Leases transferred or encumbered pursuant to a Permitted Securitization (whether or not attributable to the Company under GAAP) unless and until such advances (and the related Leases) are reassigned to the Company or a Restricted Subsidiary or such encumbrances are discharged, or (b) Charged-Off Lease Advances, to the extent that such Charged-Off Lease Advances (i) exceed the portion of the allowance for credit losses related to reserves against such advances not expected to be recovered, as such allowance would appear in the footnotes to the financial statements of the Company and its Restricted Subsidiaries prepared in accordance with GAAP at such time or if specifically identified, elsewhere in such financial statements and (ii) have not already been eliminated in the determination of Leased Vehicles.

         LEASE(S) -- means the retail agreements for the lease of motor vehicles assigned outright by Dealers to the Company or a Restricted Subsidiary or written by a Dealer in the name of the Company or a Restricted Subsidiary (and funded by the Company or such Restricted Subsidiary) or assigned by Dealers to the Company or a Restricted Subsidiary, as nominee for the Dealer, for administration, servicing and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent the Company or any Restricted Subsidiary transfers or encumbers its interest in any Leases pursuant to a Permitted Securitization, such Leases shall, from and after the date of such transfer or encumbrance, cease to be considered Leases under this Agreement (reducing the amount of Leased Vehicles by the outstanding amount of Leased Vehicles attributable to such Leases) unless and until such Leases are reassigned to the Company or a Restricted Subsidiary or such encumbrances have been discharged.

         LETTER OF CREDIT FACILITY -- means a letter of credit issued by a commercial bank for the account of the Company or a Restricted Subsidiary, solely in support of the Company's or such Restricted Subsidiary's obligations in respect of commercial paper issued by the Company or such Restricted Subsidiary.

         LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, sale with recourse or a trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" includes, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property and includes, without limitation, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes hereof, the Company and each Subsidiary shall be deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money or the obligation of the Company (a) to remit monies held by it in connection with dealer holdbacks (including, without limitation, with respect to Leases or Installment Contracts), claims or refunds under insurance policies, or claims or refunds under service contracts or (b) to make deposits in trust or otherwise as required under reinsurance agreements or pursuant to state regulatory requirements, unless the Company has encumbered its interest in such monies or deposits or in other Property of the Company to secure such obligations. The term "Lien" also does not include the rights of the "Agent" (as defined in the Credit Agreement) and the Banks to money, consisting either of net proceeds of any "Permitted Securitization" (as defined in the Credit Agreement) or net proceeds from the issuance of "Future Debt" (as defined in the Credit Agreement) deposited by the Company or any Restricted Subsidiary in a cash collateral account, in lieu of the Company's reduction of indebtedness outstanding under the Credit Agreement, for the purpose of avoiding breakage charges in connection with "Eurocurrency-based Advances" (as defined in the

Credit Agreement) under the Credit Agreement, all in accordance with clause (d) of the definition of "Permitted Securitization" and clause (d) of the definition of "Funding Conditions" in the Credit Agreement, as applicable; it being also understood and agreed that the holders of Notes shall have no rights to a security interest in or Lien on the money so deposited.

         MAKE-WHOLE AMOUNT -- means, with respect to any date (a "Prepayment Date") and any principal amount ("Prepaid Principal") of Notes required for any reason to be paid prior to the regularly scheduled maturity thereof on such Prepayment Date, the greater of

                  (a)    Zero Dollars ($0), and

                  (b) (i) the sum of the present values of the then remaining scheduled payments of principal and interest that would be payable in respect of such Prepaid Principal but for such prepayment or acceleration, minus

                         (ii) the sum of

                              (1)       the amount of such Prepaid Principal,
                                   plus

                              (2)       the  amount  of  interest  accrued  on
                                   such Prepaid Principal since the scheduled interest payment date immediately preceding such Prepayment Date.

In determining such present values, a discount rate equal to the Make-Whole Discount Rate with respect to such Prepayment Date and Prepaid Principal divided by two (2), and a discount period of six (6) months of thirty (30) days each, shall be used.

As used in this definition:

                  Make-Whole Discount Rate -- means, with respect to any Prepayment Date and Prepaid Principal, the sum of

                         (a) the per annum percentage rate (rounded to the nearest three (3) decimal places) equal to the bond equivalent yield to maturity derived from the Bloomberg Rate with respect to such Prepaid Principal, or if such Bloomberg Rate is not then available, the Applicable H.15 Rate, in either case, determined as of the date that is two (2) Business Days prior to such Payment Date, plus

                         (b)  fifty one-hundredths percent (0.50%) per annum.

         For purposes of clause (a) of the preceding sentence, if no United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to the Weighted Average Life to Maturity of such Prepaid Principal is listed, the yields for the two (2) published United States

         Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

                  Applicable H.15 -- means, at any time, United States Federal Reserve Statistical Release H.15(519) or its successor publication then most recently published and available to the public or, if no such successor publication is available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

                  Applicable H.15 Rate -- means, at any time with respect to any Prepaid Principal, the then most current annual yield to maturity of the hypothetical United States Treasury obligation listed in the Applicable H.15 for the then most recently available day in such Applicable H.15 with a Treasury Constant Maturity (as defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal determined as of such Prepayment Date. If no such United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to such Weighted Average Life to Maturity is listed, then the yields for the two (2) published United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

                  Bloomberg Rate -- means, on any date, with respect to any Prepaid Principal, the yields reported, as of 10:00 A.M. (New York City time) on such date with respect to such Prepaid Principal, on the display designated as "USD" on the Bloomberg Financial Market Service (or such other display as may replace Page USD on the Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of such Prepaid Principal as of such date. If no such U.S. Treasury security with a maturity corresponding exactly to the Weighted Average Life to Maturity of such Prepaid Principal is reported, then the yields for the two (2) U.S. Treasury securities with maturities most closely corresponding to the Weighted Average Life to Maturity of such Prepaid Principal (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

                  Weighted Average Life to Maturity -- means, with respect to any Prepayment Date and Prepaid Principal, the number of years obtained by dividing the Remaining Dollar-Years of such Prepaid Principal determined on such Prepayment Date by such Prepaid Principal.

                  Remaining Dollar-Years -- means, with respect to any Prepayment Date and Prepaid Principal, the result obtained by

                           (a) multiplying, in the case of each required payment
                  of principal (including payment at maturity) that would be payable in respect of such Prepaid Principal but for such prepayment,

                                    (i)     an amount equal to such required
                           payment of principal, by

                                    (ii) the number of years (calculated to the
                           nearest one-twelfth (1/12)) that will elapse between such Prepayment Date and the date such required principal payment would be due if such Prepaid Principal had not been so prepaid, and

                           (b) calculating the sum of each of the products
                  obtained in the preceding subsection (a).

         MANDATORY PRINCIPAL AMORTIZATION PAYMENT -- Section 4.1.

         MARGIN SECURITY -- means "margin stock" within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

         MATERIAL ADVERSE EFFECT -- means a material adverse effect on the business, profits, Properties or financial condition of the Company and the Restricted Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations set forth herein and in the Notes.

         MONTANA DISPOSITION -- means the sale of Montana Investment Group, Inc. and/or any of its subsidiaries for net proceeds totaling at least $16,000,000 in cash (all of which net proceeds are used to reduce Debt outstanding under the Credit Agreement), pursuant to (i) the sale of all or substantially all of the assets of Montana Investment Group, Inc. and/or any of its subsidiaries, (ii) the sale of all of the capital stock of Montana Investment Group, Inc. or (iii) the merger of Montana Investment Group, Inc. with and into any Person other than the Company or a Restricted Subsidiary; in each case, immediately prior to and immediately after the consummation of which, and after giving effect thereto, no Default or Event of Default would exist.

         MULTIEMPLOYER PLAN -- means any "multiemployer plan" (as defined in section 3 of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as defined in section 3 of ERISA).

         MULTIPLE EMPLOYER PENSION PLAN -- means any "employee benefit plan" within the meaning of section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title IV of ERISA, constituting a "single-employer plan" (as defined in section 4001 of ERISA) which has two (2) or more "contributing sponsors" (as defined in section 4001 of ERISA), at least two (2) of which are not under "common control" (as defined in section 4001 of ERISA) and to which the Company or any ERISA Affiliate contribute.

         NET DEALER HOLDBACKS -- means, at any time, (a) Gross Dealer Holdbacks minus (b) Advances at such time.

         NET INSTALLMENT CONTRACT RECEIVABLES -- means, at any time, the amount computed as the result of (a) Gross Installment Contract Receivables minus (b) Unearned Finance Charges minus (c) Allowances for Credit Losses relating to Installment Contracts (but excluding any such allowances which are related to Leases), at such time.

         NET LEASED VEHICLE DEALER HOLDBACKS -- means, at any time, with respect to Dealer Agreements relating to Leases, amounts due to Dealers at such time from collections of Leased Vehicles by the Company or any Restricted Subsidiary (other than with respect to Leases which have been transferred or encumbered pursuant to a Permitted Securitization and (x) have not been reassigned to the Company or a Restricted Subsidiary or (y) with respect to which such encumbrances have not been discharged) pursuant to the applicable Dealer Agreements.

         NON-RECOURSE DEBT -- means Debt of a partnership, joint venture or similar entity in which the Company or a Restricted Subsidiary is a participant, so long as the holder or holders of such Debt shall have no rights or recourse against any Property of the Company or any Restricted Subsidiary, other than Property used solely in connection with such partnership, joint venture or similar entity.

         NOTE PURCHASE AGREEMENTS -- Section 1.2(c).

         NOTES -- Section 1.1.

         OPERATING LEASE -- means, with respect to any Person, any lease other than a Capital Lease.

         OPERATING RENTALS -- means all fixed payments that the lessee is required to make by the terms of any Operating Lease.

         ORIGINAL NOTES -- Section 1.1(a).

         OSHA -- means the Occupational Safety and Health Act of 1970, together with all rules, regulations and standards promulgated pursuant thereto, all as amended from time to time.

         OTHER PURCHASERS -- Section 1.2(c).

         OUTRIGHT DEALER AGREEMENT(S) -- means Dealer Agreements referred to in clause (b) of the definition of Dealer Agreements.

         PBGC -- means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

         PENSION PLAN -- means, at any time, any "employee pension benefit plan" (as defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including any Multiple Employer Pension Plan.

         PERMITTED SECURITIZATION(S) -- means each transfer or encumbrance (each a "disposition") of specific Advances or Leased Vehicles funded under Back-End Dealer Agreements (and any interest in or lien on the Installment Contracts, Leases, motor vehicles or other rights relating thereto) or of specific Installment Contracts or Leases (and any interest in or lien on motor vehicles or other rights relating thereto) arising under Outright Dealer Agreements, in each case by the Company or one or more Restricted Subsidiaries to a Special Purpose Subsidiary conducted in accordance with the following requirements:

                  (a) Each disposition shall identify with reasonable certainty the specific Advances, Leased Vehicles, Installment Contracts or Leases covered by such disposition; and such Advances or Leased Vehicles (and the Installment Contracts, Leases, motor vehicles or other rights relating thereto) and the Installment Contracts and Leases shall have performance and other characteristics so that the quality of such Advances, Leased Vehicles, Installment Contracts or Leases, as the case may be, is comparable to, but not materially better than, the overall quality of the Company's Advances, Leased Vehicles, Installment Contracts or Leases, as applicable, as a whole, as determined in good faith by the Company in its reasonable discretion;

                  (b) (i) The disposition of Advances, Leased Vehicles, Installment Contracts or Leases will not result in the aggregate principal amount of Debt at any time outstanding, and (without duplication) of similar securities at any time issued and outstanding (other than subordinated securities issued to and held by the Company or a Subsidiary), of any Special Purpose Subsidiary pursuant to Permitted Securitizations exceeding $100,000,000, which amount may be readvanced and reborrowed and (ii) the Company or the Restricted Subsidiary disposing of Advances, Leased Vehicles, Installment Contracts or Leases to a Special Purpose Subsidiary pursuant to such Permitted Securitization shall itself actually receive (substantially contemporaneously with such disposition) cash from each disposition of such financial assets in connection with any such Securitization Transaction in an amount not less than Seventy-Five Percent (75%) of the sum of (A) the amount of such Advances, (B) the amount of Net Installment Contract Receivables in respect of Installment Contracts arising under Outright Dealer Agreements, and (C) the amount of Leased Vehicles, in each case determined on the date of such Securitization Transaction;

                  (c) Each such disposition shall be without recourse (except to the extent of normal and customary representations and warranties given as of the date of each such disposition, and not as continuing representations and warranties) and otherwise on normal and customary terms and conditions for comparable asset-based securitization transactions which may include, without limitation, Cleanup Call provisions;

                  (d) Each such Securitization Transaction shall be structured on the basis of the issuance of non-recourse Debt or other similar securities by the Special Purpose Subsidiary; and

                  (e) Both immediately before and after giving effect to such disposition, no Default or Event of Default (whether or not related to such disposition) exists or would exist.

                  In connection with each Permitted Securitization conducted hereunder, not less than ten (10) Business Days prior to the date of consummation thereof, the Company shall provide to each holder of a Note (i) a schedule in the form attached hereto as Exhibit E identifying the specific Installment Contracts or Leases or the Advances or Leased Vehicles (and providing collection information regarding the related Installment Contracts or Leases) proposed to be covered by such transaction (with evidence supporting its determination under subparagraph (a) of this definition, including without limitation a "static pool analysis" comparable to the static pool analysis required to be delivered under Section 7.1(j)(1) hereof with respect to such Installment Contracts or Leases) and (ii) proposed drafts of the material Securitization Documents covering the applicable securitization (and the term sheet or commitment relating thereto). Within five (5) Business Days following the consummation thereof, the Company shall have provided to each holder of Notes copies of the material Securitization Documents, as executed, including an updated schedule, substantially in the form of the schedule delivered under clause (i) above, identifying the financial assets actually covered by such transaction (and, if such financial assets are materially different, as reasonably determined by the Company, from those shown in the schedule delivered under clause (i) above, collection information and evidence supporting its determination under subparagraph (a) of this definition, including a comparable "static pool analysis," as aforesaid, with respect to such financial assets).

         PERSON -- means an individual, sole proprietorship, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.

         PLACEMENT AGENT -- means William Blair & Company, L.L.C.

         PLACEMENT MEMORANDUM -- Section 2.1.

         PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PURCHASE MONEY LIEN -- means a Lien held by any Person (whether or not the seller of such Property) on tangible Property (or a group of related items of Property the substantial portion of which is tangible) acquired or constructed by the Company or any Restricted Subsidiary, which Lien secures all or a portion of the related purchase price or construction costs of such Property, provided that such Lien

                  (a) is created contemporaneously with, or within thirty (30) days of, such acquisition or construction,

                  (b) encumbers only Property purchased or constructed after the Closing Date and acquired with the proceeds of the Debt secured thereby, and

                  (c) is not thereafter extended to any other Property.

         PURCHASERS -- means you and the Other Purchasers.

         REQUIRED HOLDERS -- means, at any time, the holders of at least sixty-six and two-thirds percent (66-_%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Restricted Subsidiary and any Affiliate).

         RESTRICTED INVESTMENT -- means, at any time, all Investments except the following:

                  (a) Investments in Property to be used in the ordinary course of business of the Company and the Restricted Subsidiaries;

                  (b) subject to clause (k) of this definition, Investments in receivables, advances, Leases and Leased Vehicles arising from the sale or lease of goods and services, in each case in the ordinary course of business of the Company and the Restricted Subsidiaries;

                  (c) Investments by the Company or any Restricted Subsidiary in the ordinary course of its business in one or more Restricted Subsidiaries or any corporation that concurrently with such Investment becomes a Restricted Subsidiary, provided that the aggregate amount of all Investments made pursuant to this paragraph (c) and paragraph (d) of this definition (excluding Guaranties by the Company of Debt of Restricted Subsidiaries) does not at any time exceed twenty-five percent (25%) of Consolidated Tangible Net Worth

         (it being understood that loans and advances to any Restricted Subsidiary by any Person other than the Company or any other Restricted Subsidiary, regardless of whether such loans and advances are guaranteed by the Company or any other Restricted Subsidiary, shall not be taken into account in determining the aggregate amount of Investments made pursuant to this paragraph (c) and paragraph (d) of this definition);

                  (d) Investments consisting of loans by the Company or any Restricted Subsidiary, and advances from the Company or any Restricted Subsidiary, in each case to the Company or any Restricted Subsidiary in the ordinary course of business of the Company and the Restricted Subsidiaries, provided that the aggregate amount of all Investments made pursuant to paragraph (c) of this definition and this paragraph
         (d) (excluding Guarantees by the Company of Debt of Restricted Subsidiaries) does not at any time exceed twenty-five percent (25%) of Consolidated Tangible Net Worth (it being understood that loans and advances to any Restricted Subsidiary by any Person other than the Company or any other Restricted Subsidiary, regardless of whether such loans and advances are guaranteed by the Company or any other Restricted Subsidiary, shall not be taken into account in determining the aggregate amount of Investments made pursuant to this paragraph (d) and paragraph (c) of this definition);

                  (e) Investments in direct obligations of, or obligations guarantied by, the United States of America or any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America, provided that such obligations (other than Investments by CAC Life in such obligations made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

                  (f) Investments in any obligation of any state or municipality thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by Standard & Poor's Ratings Group (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such obligations (other than Investments by CAC Life in such obligations made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

                  (g) Investments in negotiable certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000) and the long-term unsecured debt obligations of which are rated "A" or higher by Standard & Poor's Ratings Group (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such certificates of deposit (other than Investments by CAC Life in such certificates of deposit made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

                  (h) Investments in corporate debt obligations of corporations organized under the laws of the United States of America or any state thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by Standard & Poor's Ratings Group (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America);

                  (i) Investments in preferred stock of corporations organized under the laws of the United States of America or any state thereof that have an assigned rating of "A" or higher by Standard & Poor's Ratings Group (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America);

                  (j) Investments in loans or advances, in the ordinary course of business and necessary to carrying on the business of the Company or any Restricted Subsidiary, to officers, directors and employees of the Company and the Restricted Subsidiaries, provided that the aggregate amount of all such Investments does not at any time exceed One Million Dollars ($1,000,000);

                  (k) Investments in receivables arising from floor plan receivables and note receivables due from dealers in the ordinary course of business of the Company and the Restricted Subsidiaries, provided that the aggregate amount of all such Investments does not at any time exceed ten percent (10%) of Consolidated Total Assets;

                  (l) Investments by the Company or any Restricted Subsidiary in the Company, any Restricted Subsidiary or any Special Purpose Subsidiary from and after the effective date of the Fourth Amendment, consisting of (i) dispositions of specific Advances, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances) or Leases (whether assigned outright or related to Leased Vehicles) made pursuant to a Permitted Securitization and the resultant Debt issued by a Special Purpose Subsidiary to another Subsidiary as part of a Permitted Securitization, in each case to the extent constituting Investments, (ii) advances by the Company, as servicer of the Installment Contracts or Leases covered by a Permitted Securitization, in an aggregate amount not to exceed $1,500,000 outstanding at any time, to cover the interest component of obligations issued as part of a Permitted Securitization and payable from collections on such Installment Contracts (such advances to be repayable to the Company on a priority basis from such collections),
         (iii) the repurchase or replacement from and after the date of the effectiveness of the Fourth Amendment of an aggregate amount not to exceed $5,000,000 in Advances, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances) or Leases (whether assigned outright or related to Leased Vehicles) subsequently determined not to satisfy the eligibility standards contained in the applicable Securitization Documents relating to a Permitted Securitization, so long as (x) such replacement is accompanied by the repurchase of or release of encumbrances on such financial assets previously transferred or encumbered pursuant to such securitization and in the amount thereof, (y) any replacement

         Advances, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances) or Leases (whether assigned outright or related to Leased Vehicles) are selected by the Company according to the requirements set forth in clause (a) of the definition of Permitted Securitization and (z) such replacements are made at a time when (both before and after giving effect thereto) no Default or Event of Default exists or would exist, (iv) amounts required to fund any Cleanup Call under the terms of such Permitted Securitization, and (v) the disposition of the capital stock of a Special Purpose Subsidiary; and

                  (m) Investments not otherwise included in clause (a) through clause (l) of this definition, provided that the aggregate amount of all such Investments does not at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

         RESTRICTED PAYMENT -- means (x) any dividend or other distribution, direct or indirect and whether payable in cash or property, on account of any capital stock or other equity interest of the Company or any of its Restricted Subsidiaries and (y) any redemption, retirement, purchase, or other acquisition, direct or indirect, of any capital stock or other equity interests of the Company or any of its Restricted Subsidiaries now or hereafter outstanding, or of any warrants, rights or options to acquire any such capital stock or other equity interests or any securities convertible into such capital stock or other equity interests, except to the extent that any such dividend or distribution, or any such redemption, retirement, purchase or other acquisition (i) is payable to the Company or any of its Restricted Subsidiaries or (ii) is payable solely in capital stock or other equity interests of the Company or any such Restricted Subsidiary.

         RESTRICTED SUBSIDIARY -- means any Subsidiary (a) in respect of which the Company owns, directly or indirectly, (i) at least eighty percent (80%) (by number of votes) of each class of such Subsidiary's Voting Stock, or (ii) in the case of CAC Insurance Agency of Ohio, Inc., at least 99% of the shares of capital stock issued and outstanding of all classes in the aggregate, (b) that is organized under the laws of the United States of America or any jurisdiction thereof, the United Kingdom or any jurisdiction thereof (including, without limitation, England, Scotland and Wales), Canada or any jurisdiction thereof or the Republic of Ireland or any jurisdiction thereof, and that conducts all of its business in, and has all of its Property located in, the United States of America, the United Kingdom, Canada and/or the Republic of Ireland and (c) that is not an Unrestricted Subsidiary. Any Restricted Subsidiary in compliance with the requirements set forth in the first sentence of this definition and designated as a Restricted Subsidiary on the Closing Date shall be deemed to have been a Restricted Subsidiary for all periods prior to the Closing Date. Notwithstanding any provision in Section 6.17 to the contrary, CAC International and CAC UK shall be deemed Restricted Subsidiaries as of October 1, 1995 and CAC of Canada Limited and any Subsidiary formed by the Company to provide property and casualty insurance shall each be deemed a Restricted Subsidiary as of the date of its formation.

         RESTRICTED SUBSIDIARY STOCK -- Section 6.8(b).

         SALE AND LEASEBACK TRANSACTION -- means any transaction or series of related transactions in which the Company or a Restricted Subsidiary sells or transfers any of its Property to any Person (other than to the Company or to a Restricted Subsidiary) and concurrently with such sale or transfer, or thereafter, rents or leases such transferred Property or substantially similar Property from any Person.

         SECURITIES ACT -- means the Securities Act of 1933, as amended.

         SECURITIZATION DOCUMENTS -- means any note purchase agreement (and any notes issued thereunder), transfer or security documents, master trust or other trust agreements, servicing agreement, indenture, pooling agreement, contribution or sale agreement or other documents, instruments and certificates executed and delivered, subject to the terms of this Agreement, to evidence or secure (or otherwise relating to) a Permitted Securitization, as the same may be amended from time to time (subject to the terms hereof) and any and all other documents executed in connection therewith or replacement or renewal thereof.

         SECURITIZATION PROPERTY -- means (i) amounts advanced by the Company or a Restricted Subsidiary under a Dealer Agreement and payable from collections, including servicing charges, insurance charges and service policies and all related finance charges, late charges, and all other fees and charges charged to customers and all monies due or to become due, and all monies received, with respect thereto ("Loans"); (ii) all proceeds (including "proceeds" as defined in the Uniform Commercial Code) thereof; (iii) all of the Company's or a Restricted Subsidiary's interest in the Dealer Agreements and Installment Contracts securing payment of Loans, all security interests or liens purporting to secure payment of Loans and all other property obtained upon foreclosure of any security interest securing payment of Loans or any related Installment Contract and all guarantees, insurance (including insurance insuring the priority or perfection of any lien) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Installment Contract whether pursuant to such Installment Contract or otherwise; (iv) all records with respect to Loans, (v) the Company's or a Restricted Subsidiary's right, title and interest in and to business interruption insurance, and (vi) all payments received by the Company in respect of Transferred Loans in the form of cash, checks, wire transfers or other form of payment.

         SECURITIZATION TRANSACTION -- means a Transfer of, or grant of a Lien on, Advances, Installment Contracts, Leased Vehicles, Leases, accounts receivable and/or other financial assets by the Company or any Restricted Subsidiary to a Special Purpose Subsidiary or other special purpose or limited purpose entity and the issuance (whether by such Special Purpose Subsidiary or other special purpose or limited purpose entity or any other Person) of Debt or of any Securities secured directly or indirectly by interests in, or of trust certificates or other Securities directly or indirectly evidencing interests in, such Advances, Installment Contracts, Leased Vehicles, Leases, accounts receivable and/or other financial assets.

         SECURITY -- means "security" as defined in section 2(1) of the Securities Act.

         SENIOR FINANCIAL OFFICER -- means the chief financial officer, the principal accounting officer, the controller or the treasurer of the Company.

         SENIOR OFFICER -- means the chief executive officer, the president or the chief financial officer of the Company.

         SIXTH AMENDMENT -- means the Sixth Amendment, dated as of December 1, 1999, to this Agreement.

         SPECIAL PURPOSE SUBSIDIARY -- means any Unrestricted Subsidiary of the Company, all of the capital stock of which is owned by the Company or a Restricted Subsidiary, which Unrestricted Subsidiary is formed for the sole purpose of conducting one or more Permitted Securitizations and is operated for such purpose in accordance with customary industry practices.

         STANDARD & POOR'S RATINGS GROUP -- means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         SUBORDINATED DEBT -- means, at any time, unsecured Debt of the Company that is junior and subordinate in right of payment to the Notes on terms and conditions satisfactory to the Required Holders, as evidenced by their written consent.

         SUBORDINATED FUNDED DEBT -- means, at any time, Funded Debt of the Company or any Restricted Subsidiary that is:

                  (a) junior and subordinate in right of payment to the Notes on terms and conditions satisfactory to the Required Holders, as evidenced by their written consent thereto,

                  (b) not subject to any sinking fund or required prepayment provisions that would result in its having at any time an average life to maturity, computed in accordance with accepted financial practice, shorter than the Weighted Average Life to Maturity (as defined in the definition of "Make-Whole Amount") of the Notes at such time or a final maturity earlier than the stated final maturity of the Notes, and

                  (c) not secured by a Lien on the Property of the Company or any Restricted Subsidiary (whether or not such Funded Debt is recourse to the Company or any Restricted Subsidiary).

         SUBSIDIARY -- means, at any time, a corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of the Voting Stock at such time.

         SURVIVING CORPORATION -- Section 6.7(a).

         TOTAL RESTRICTED SUBSIDIARY DEBT -- means, at any time, the aggregate amount of Debt of all Restricted Subsidiaries determined at such time after eliminating intercompany transactions among the Company and the Restricted Subsidiaries. For the avoidance of doubt, the Company hereby acknowledges that Total Restricted Subsidiary Debt includes the amount of Debt of any Restricted Subsidiary attributable to its Guaranty of any liabilities of another Person (including the Company or any Subsidiary) made in favor of any Person other than the Company or another Restricted Subsidiary. Notwithstanding the foregoing, (i) Total Restricted Subsidiary Debt does not include the amount of Debt of any Restricted Subsidiary attributable to its Guaranty of obligations under the Credit Agreement (and any related notes, letters of credit and other agreements) of any Person (including the Company or any Subsidiary) made in favor of the Banks if, concurrently with the giving of any such Guaranty, the holders of the Notes at such time are given the benefit of an equal and ratable Guaranty on substantially similar terms; and (ii) the term "Total Restricted Subsidiary Debt" shall not, at any time prior to May 15, 1997 (but shall, at all times from and after May 15, 1997), be deemed to include any Debt of CAC International attributable to its Guaranty, for the benefit of the Banks, of the liabilities of the Company and certain Subsidiaries under the Credit Agreement.

         TRANSFERS -- Section 6.8(a).

         UNEARNED FINANCE CHARGES -- means, as of any applicable date of determination, the unearned finance charges utilized in deriving installment contract receivables, net on the consolidated balance sheet of the Company and its Restricted Subsidiaries, as disclosed in the footnotes thereto, provided that Unearned Finance Charges shall not include unearned finance charges attributable to retail installment contracts which are not at such time "Installment Contracts" due to the proviso in the definition of such term in this Agreement.

         UNRESTRICTED SUBSIDIARY -- means any Subsidiary that, as of the date of this Agreement, is designated in Part 6.17(a) of Annex 3 as an Unrestricted Subsidiary or, after the date of this Agreement, has been designated as an Unrestricted Subsidiary as provided in Section 6.17.

         VOTING STOCK -- means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

         WHOLLY-OWNED RESTRICTED SUBSIDIARY -- means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by, and all of the Debt of which is held by, any one or more of the Company and the other Wholly-Owned Restricted Subsidiaries at such time."

         2.5 AMENDMENT AND RESTATEMENT OF EXHIBIT A. The form of First Amended and Restated Note set forth as Exhibit A to the Agreement is hereby amended and restated, in its entirety, to be in the form of Attachment 4 attached to this Sixth Amendment. All references to "Exhibit A" in the Note Purchase Agreements shall, if in reference to a date on or after the date of the Sixth

Amendment, refer to the form of Second Amended and Restated 9.87% (or 10.37%, if on or after January 15, 2000) Senior Note Due November 1, 2001, as amended and restated hereby.

         2.6 AMENDMENT OF FIRST AMENDED AND RESTATED NOTES. The forms of the respective First Amended and Restated Notes are hereby amended in their entirety to conform to the form of Second Amended and Restated Note attached to this Sixth Amendment as Attachment 4. On the date of this Sixth Amendment, each of the terms of each outstanding First Amended and Restated Note shall be deemed to be amended to conform with such form, without any further action on the part of the Company or any holder of any First Amended and Restated Note (including, without limitation, any requirement that any holder surrender its outstanding First Amended and Restated Notes to the Company). Upon surrender of any outstanding First Amended and Restated Note, the Company shall deliver to the registered holder thereof a Second Amended and Restated Note in the form attached hereto as Attachment 4, dated the date of the last interest payment on such surrendered First Amended and Restated Note and in an aggregate principal amount equal to the unpaid principal amount of such surrendered First Amended and Restated Note, all in accordance with the provisions of Section 5.2 of the Agreement. Without limitation of the foregoing, the amendment and restatement of the First Amended and Restated Notes provided for herein, including, without limitation, the increase in the interest rate applicable to the Notes, shall be effective with respect to any and all of the Notes irrespective of whether any such Notes are surrendered to the Company for reissuance in the form attached to this Sixth Amendment as Attachment 4.

SECTION 3. MISCELLANEOUS

         3.1 COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one Sixth Amendment.

         3.2 HEADINGS. The headings of the sections of this Sixth Amendment are for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         3.3 GOVERNING LAW. This Sixth Amendment shall be governed by and construed in accordance with the internal laws of the State of Connecticut.

         3.4 EFFECT OF AMENDMENT. Except as expressly provided herein (a) no other terms and provisions of the Agreement shall be modified or changed by this Sixth Amendment and (b) the terms and provisions of the Agreement, as amended by this Sixth Amendment, shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Agreement, as modified by this Sixth Amendment, and the Notes.

         3.5 REFERENCES TO THE AGREEMENT. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution of the Sixth Amendment may refer to the Agreement without making specific reference to this Sixth Amendment but nevertheless all such references shall be deemed to include, to the extent applicable, this Sixth Amendment unless the context shall otherwise require.

         3.6 COMPLIANCE. The Company certifies that immediately before and after giving effect to this Sixth Amendment, no Default or Event of Default exists or would exist after giving effect hereto; provided that the Company may not be in compliance with the covenant contained in Section 6.2 before giving effect to this Sixth Amendment.

         3.7 FULL DISCLOSURE. The Company warrants and represents to you that, as of the effective date hereof, none of the written statements, documents or other written materials furnished by, or on behalf of, the Company to you in connection with the negotiation, execution and delivery of this Sixth Amendment contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which they were made. There is no fact of which any of the Company's executive officers has actual knowledge which the Company has not disclosed to you which materially affects adversely or, so far as the Company can now reasonably foresee, will materially affect adversely the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in the Agreement (after giving effect to this Sixth Amendment) and the Notes.

         3.8 EFFECTIVENESS OF AMENDMENTS. The amendments to the Agreement contemplated by Section 2 hereof shall (in accordance with Section 10.5(a) of the Agreement) become effective (retroactive to September 30, 1999), if at all, at such time as the Company and the Required Holders of the Notes shall have indicated their written consent to such amendments by executing and delivering the applicable counterparts of this Sixth Amendment. It is understood that any holder of Notes may withhold its consent for any reason, including, without limitation, any failure of the Company to satisfy all of the following conditions:

                  (a) This Sixth Amendment shall have been executed and delivered by the Company and each of the Required Holders of the Notes.

                  (b) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's First Amended and Restated 8.02% Senior Notes due October 1, 2001 issued under Note Purchase Agreements dated as of March 25, 1997, containing amendments to such Note Purchase Agreements identical in substance to the amendments set forth in Section 2 hereof.

                  (c) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's First Amended and Restated 8.24% Senior Notes due July 1, 2001 issued under Note Purchase Agreements dated as of August 1, 1996, containing amendments to such Note Purchase Agreements identical in substance to the amendments set forth in Section 2 hereof.

                  (d) The Company shall have paid the statement for reasonable fees and disbursements of Bingham Dana LLP, your special counsel, presented to the Company on or prior to the effective date of this Sixth Amendment.

                  (e) The Company's legal counsel shall have delivered an opinion, dated the effective date of this Sixth Amendment, substantially in the form attached as Attachment 5 to this Sixth Amendment.

                  (f) The holders of Notes shall have received from the Company a certificate of a Senior Officer, dated the effective date of this Sixth Amendment, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Sixth Amendment and the transactions contemplated hereby.

         3.9 AMENDMENT FEE. The Company shall pay a fee to all holders of Notes, in consideration of the amendment set forth herein, in an amount equal to 0.20% of the outstanding principal amount of the Notes held by such holder as of the date hereof. Such fee shall be paid no later than the fifth business day after all of the Required Holders have executed this Sixth Amendment.

         3.10 COMMITMENT TO SELL NOTES. Each of the holders listed on Attachment 6 to this Sixth Amendment hereby irrevocably commits to sell the Repurchased Notes held by such holder upon payment therefor by the Company on or before January 15, 2000 in accordance with, and in the amount provided in, Section 6.15(b) of the Agreement (as amended by this Sixth Amendment) and such Attachment 6.

         3.11 WAIVER OF DELIVERY REQUIREMENT. In order to facilitate the Company's prompt compliance with its obligations under Section 6.15(b) of the Agreement (as amended by this Sixth

Amendment), each of the Note holders hereby waives, with respect to the Securitization Transaction to be consummated in connection with the fulfillment of the Company's obligations under Section 6.15(b), the requirement in the definition of Permitted Securitization that certain deliveries be made by the Company not less than ten Business Days prior to the date of the consummation of a Permitted Securitization; provided, however, that the Company shall make such deliveries as promptly as reasonably practicable and, in any event, not less than five Business Days prior to the consummation of such Securitization Transaction.

         [Remainder of page intentionally blank.  Next page is signature page.]

ACCEPTED:
                                             ALLSTATE LIFE INSURANCE CO.


                                             By  /S/ Jerry D. Zinkula
                                               ---------------------------------
                                                     Name: Jerry D. Zinkula
                                                     Title: Authorized Signatory

                                             By  /S/ Patricia W. Wilson
                                               ---------------------------------
                                                     Name: Patricia W. Wilson
                                                     Title: Authorized Signatory





   [Signature Page to Sixth Amendment to Note Purchase Agreement in respect of 9.12% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:
                                                 THE OHIO CASUALTY INSURANCE
                                                 COMPANY


                                                 By /S/ Bret Parrish
                                                    ----------------------------
                                                        Name: Bret Parrish
                                                        Title: Portfolio Manager


                                                 THE OHIO LIFE INSURANCE COMPANY


                                                 By /S/ Bret Parrish
                                                    ----------------------------
                                                        Name: Bret Parrish
                                                        Title: Portfolio Manager



   [Signature Page to Sixth Amendment to Note Purchase Agreement in respect of
    9.12% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:
                                   WILLIAM BLAIR & COMPANY, LLC


                                   By  William Blair & Company, LLC, Attorney-
                                       in-Fact


                                   By /S/ James McKinney
                                      -----------------------------------------
                                          Name: James D. McKinney
                                          Title: Principle and Manager
                                                 Fixed Income Department



   [Signature Page to Sixth Amendment to Note Purchase Agreement in respect of
    9.12% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:


                              CONNECTICUT GENERAL LIFE
                              INSURANCE COMPANY
                              BY CIGNA INVESTMENTS, INC. (authorized agent)


                              By /S/ James R. Kuzemchak
                                 ----------------------------------------
                                     Name: James R. Kuzemchak
                                     Title: Managing Director

                              CONNECTICUT GENERAL LIFE
                              INSURANCE COMPANY,
                              ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
                              BY CIGNA INVESTMENTS, INC. (authorized agent)


                              By /S/ James R. Kuzemchak
                                 ----------------------------------------
                                     Name: James R. Kuzemchak
                                     Title: Managing Director


                              ACE PROPERTY AND CASUALTY
                              INSURANCE COMPANY (F.K.A. CIGNA
                              PROPERTY AND CASUALTY INSURANCE COMPANY)
                              BY CIGNA INVESTMENTS, INC. (authorized agent)


                              By /S/ James R. Kuzemchak
                                 ----------------------------------------
                                     Name: James R. Kuzemchak
                                     Title: Managing Director






   [Signature Page to Sixth Amendment to Note Purchase Agreement in respect of
    9.12% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:
                                      WESTERN FARM BUREAU LIFE
                                      INSURANCE COMPANY


                                      By /S/ Robert J. Rummelhart
                                         --------------------------------------
                                             Name: Robert J. Rummelhart
                                             Title: Fixed Income-Vice President


                                      FARM BUREAU LIFE INSURANCE COMPANY


                                      By /S/ Robert J. Rummelhart
                                         --------------------------------------
                                             Name: Robert J. Rummelhart
                                             Title: Fixed Income-Vice President






   [Signature Page to Sixth Amendment to Note Purchase Agreement in respect of
    9.12% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:
                                    WASHINGTON NATIONAL INSURANCE
                                    COMPANY

                                    By /S/ Michael R. Glick
                                       ------------------------------
                                           Name: Michael R. Glick
                                           Title:

































   [Signature Page to Sixth Amendment to Note Purchase Agreement in respect of
    9.12% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:
                                     LINCOLN LIFE & ANNUITY COMPANY OF
                                     NEW YORK

                                     By /S/ Chom S. Rectanus
                                        --------------------------------------
                                            Name: Chom S. Rectanus
                                            Title: Vice President


































   [Signature Page to Sixth Amendment to Note Purchase Agreement in respect of
    9.12% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]

ACCEPTED:
                                       PHOENIX HOME LIFE MUTUAL
                                       INSURANCE COMPANY
                                       BY: PHOENIX INVESTMENT COUNSEL, INC.

                                       By  /S/ Rosemary T. Strekel
                                           ------------------------------------
                                                Name:  Rosemary T. Strekel
                                                Title: Senior Managing Director

































   [Signature Page to Sixth Amendment to Note Purchase Agreement in respect of
    9.12% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]

                                  ATTACHMENT 4

                                                                       EXHIBIT A

                                 [FORM OF NOTE]
         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY RESALE OR TRANSFER OF THIS NOTE WITHOUT REGISTRATION UNDER THE SECURITIES ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                          CREDIT ACCEPTANCE CORPORATION

       SECOND AMENDED AND RESTATED 9.87% SENIOR NOTE DUE NOVEMBER 1, 2001 [FROM AND INCLUDING DECEMBER 1, 1999 TO, BUT NOT INCLUDING, JANUARY 15, 2000]

       SECOND AMENDED AND RESTATED 10.37% SENIOR NOTE DUE NOVEMBER 1, 2001
                        [FROM AND AFTER JANUARY 15, 2000]


NO. R-
      ----
$
 ------------
PPN: 225310 A* 2                                                          [DATE]


         CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (the "Company"),
for value received, hereby promises to pay to              or registered assigns
the principal sum of              DOLLARS ($            ) on November 1, 2001
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note (i) at the rate of eight and eighty-seven one-hundredths percent (8.87%) per annum through (but not including) July 1, 1998, (ii) at the rate of nine and twelve one-hundredths percent (9.12%) per annum from and after July 1, 1998 through (but not including) December 1, 1999, (iii) at the rate of nine and eighty-seven one-hundredths percent (9.87%) per annum from (and including) and after December 1, 1999 through (but not including) January 15, 2000, and (iv) at the rate of ten and thirty-seven one-hundredths percent (10.37%) per annum from and after January 15, 2000, payable semi-annually on the first (1st) day of November and May in each year, commencing on the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) ten and eighty-seven one-hundredths percent (10.87%) per annum if such time is prior to July 1, 1998, eleven and twelve one-hundredths percent (11.12%) per annum if such time is on or after July 1, 1998 but prior to December 1, 1999, eleven and eighty-seven one-hundredths percent (11.87%) per annum if such time is on or after December 1, 1999 but prior to January 15, 2000 and twelve and thirty-seven one-hundredths percent (12.37%) per annum if such time is on or after January 15, 2000.

         Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement (defined below).

         This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Sixty Million Dollars ($60,000,000) pursuant to the Company's separate Note Purchase Agreements, each dated as of October 1, 1994 (collectively, as may be amended from time to time, the "Note Purchase Agreement"), with the purchasers listed on Annex 1 thereto. This Note is entitled to the benefits of the Note Purchase Agreement and the terms thereof are incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

         This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

         Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (in certain cases together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

         The Company's Second Amended and Restated [9.87%] [10.37%] Senior Notes due November 1, 2001 (the "Second Amended and Restated Notes") amend and restate the Company's First Amended and Restated 9.12% Senior Notes due November 1, 2001 (the "First Amended and Restated Notes") and its 8.87% Senior Notes due November 1, 2001 (the "Original Notes"). The obligations formerly evidenced by the First Amended and Restated Notes and the Original Notes are continuing obligations which are evidenced by the Second Amended and Restated Notes and nothing contained in the Second Amended and Restated Notes shall be deemed to constitute payment, settlement or a novation of such obligations.

         THIS NOTE AND THE NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL CONNECTICUT LAW.

                                     CREDIT ACCEPTANCE CORPORATION

                                     By
                                       --------------------------------------
                                      Name:
                                      Title:

                                  ATTACHMENT 5

                     [FORM OF COMPANY COUNSEL LEGAL OPINION]
                                December 1, 1999



To each of the Persons
listed on Annex 1 hereto

                  Re: Credit Acceptance Corporation, a Michigan corporation (the "Company")

Ladies and Gentlemen:

         We have acted as special counsel to the Company and have provided this opinion pursuant to the Sixth Amendment to Note Purchase Agreement, dated as of December 1, 1999 (the "Sixth Amendment"), among the Company and the Persons listed on Annex 1 thereto (the "Holders"), in respect of the separate Note Purchase Agreements, each dated as of October 1, 1994 (collectively, as amended by the First Amendment to Note Purchase Agreement dated as of November 15, 1995, the Second Amendment to Note Purchase Agreement dated as of August 29, 1996, the Third Amendment to Note Purchase Agreement dated as of December 12, 1997, the Fourth Amendment to Note Purchase Agreement dated as of July 1, 1998 and the Fifth Amendment to Note Purchase Agreement dated as of April 13, 1999, the "Existing Note Agreement", and as further amended by the Sixth Amendment, the "Amended Note Agreement"), between the Company and each of the Persons listed on Annex 1 thereto (the "Purchasers"), pursuant to which the Company sold to the Purchasers the Original Notes in the aggregate principal amount of $60,000,000. The capitalized terms used herein and not defined herein have the meanings specified in the Amended Note Agreement.

         The law covered by the opinions expressed herein is limited to the federal law of the United States and the laws of the State of Michigan. In rendering the opinion in paragraph (2) below, we have assumed that the laws of the State of Connecticut as to the enforceability of the Amended Note Agreement and the Notes are not different from the State of Michigan (excluding the choice of law rules).

         In our examination, we have assumed the genuineness of all signatures (other than signatures of officers of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals or copies, the conformity with originals of all documents submitted to us as copies and, as to documents executed by the Holders and Persons other than the Company, that each such Person executing documents had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such Persons.

         In rendering our opinion, we have relied, without further investigation or analysis, upon certificates of officers of the Company attached hereto; warranties and representations as to certain factual matters made by the Company and by the Holders in the Amended Note Agreement and in the certificate delivered to the Holders pursuant to the Sixth Amendment.

         In acting as such counsel, we have examined (a) the Existing Note Agreement, (b) the Sixth Amendment, including the form of the Company's Second Amended and Restated 9.87% Senior Note due November 1, 2001 attached to the Sixth Amendment as Attachment 4, (c) the bylaws of the Company, (d) the records of proceedings of the board of directors of the Company, (e) a certified copy of the articles of incorporation of the Company, as in effect on the date hereof, and (f) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion. The First Amended and Restated Notes held by the Holders, as amended and restated pursuant to the Sixth Amendment, are referred to herein as the "Notes".

         Based upon and subject to the foregoing and to the additional assumptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Sixth Amendment has been duly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by a duly authorized officer of the Company.

         2. Each of the Amended Note Agreement and the Notes constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (a) the enforceability thereof may be limited by or subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws now or hereafter affecting creditors' rights generally, and (b) rights or remedies (including, without limitation, acceleration, specific performance and injunctive relief) may be limited by equitable principles of general applicability (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law, and may be subject to the discretion of the court before which any proceedings therefor may be brought.

         3. All consents, approvals and authorizations of Governmental Authorities required on the part of the Company have been obtained in connection with the execution and delivery of the Sixth Amendment.

         4. The execution and delivery of the Amended Note Agreement in accordance with, and subject to the terms and conditions of, the Amended Note Agreement, by the Company and the performance by the Company of its obligations thereunder and under the Notes do not violate any applicable statute, rule or regulation to which the Company is subject.

         5. Under existing law, the amendment of the First Amended and Restated Notes under the circumstances contemplated by the Sixth Amendment is an exempt transaction under the Securities Act and neither the registration of the Notes under the Securities Act, nor the qualification of an indenture with respect thereto under the Trust Indenture Act of 1939, as amended, is required in connection with such transaction.

         In rendering this opinion, we assume no obligation to revise or supplement this opinion should any law now in effect be changed by legislative action, judicial decision or otherwise.

         We acknowledge that this opinion is being issued at the request of the Company pursuant to the Sixth Amendment and we agree that the parties listed on Annex 1 thereto are relying hereon. Future holders of the Notes may rely on this opinion as if it were addressed to them. Except as otherwise provided in this paragraph, no one is entitled to rely on this opinion.

         This opinion is solely for the information of the addressees hereof, and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without our prior written consent (except that you may furnish a copy hereof (i) to any one or more of your employees, officers, directors, agents, attorneys, accountants or professional consultants, (ii) to any state or federal authority or independent insurance board or body having regulatory jurisdiction over any holder of a Note, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action in which you are a party arising out of or in respect of the transactions contemplated under the Amended Note Agreement, and (v) for informational and due diligence purposes only, to prospective transferees of the Notes).

                                                            Very truly yours,

                                  ATTACHMENT 6

             LIST OF HOLDERS OF NOTES WHOSE NOTES WILL BE PURCHASED
                     BY COMPANY PURSUANT TO SECTION 6.15(B)

1997 Series                                                     Reg. No.     Principal Outstanding
-----------                                                     --------     ---------------------
The Guardian Life Insurance Company of America                  R-1          $ 10,210,452.96
Massachusetts Mutual Life Insurance Company                     R-2          $  5,105,226.48
Nationwide Life Insurance Company                               R-3          $  5,105,226.48
Farm Bureau Life Insurance Company                              R-6          $  1,531,567.95
Farm Bureau Mutual Insurance Company                            R-7          $  1,021,045.30
American Bankers Insurance Company of Florida                   R-8          $  1,531,567.95
Voyager Property & Casualty Insurance Co.                       R-9          $  1,021,045.30
                                                                             ---------------
      Subtotal                                                               $ 25,526,132.42

1996 Series
Massachusetts Mutual Life Insurance Company                     R-1          $  3,764,285.71
                                                                R-3          $  1,217,857.14
                                                                R-4          $    332,142.86
                                                                R-30         $  1,328,571.43
Nationwide Life Insurance Company                               R-5          $  5,535,714.29
Security Benefit Life Insurance Company                         R-17         $  2,657,142.86
Combined Insurance Company of America                           R-29         $  2,214,285.71
                                                                             ---------------
     Subtotal                                                                $ 17,050,000.00

1994 Series
Western Farm Bureau Life Insurance                              R-12         $  1,095,833.34
FBL Insurance Company                                           R-13         $  2,410,833.34
Ohio Casualty Insurance Co.                                     R-17         $  1,315,000.00
Ohio Life Insurance Company                                     R-18         $    876,666.66
Washington National Insurance Company                           R-39         $    258,497.17
William Blair & Company, L.L.C.                                 R-40         $    500,000.00*
Lincoln Life & Annuity Company of New York                      R-44         $    317,951.52
                                                                R-45         $    206,797.74
     Subtotal                                                                $  6,981,579.77


TOTAL                                                                        $49,557,712.19

*Represents a portion of Note which has a total of $646,242.92 principal amount outstanding.